Filed pursuant to Rule 424(b)(5)
Registration File No. 333-195949

Prospectus Supplement
(To Prospectus dated June 14, 2014)

ANI Pharmaceuticals, Inc.
$125,000,000
3.00% Convertible Senior Notes due 2019
Interest payable June 1 and December 1

We are offering $125,000,000 principal amount of our 3.00% Convertible Senior Notes due 2019. The notes will bear interest at a rate of 3.00% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2015. The notes will mature on December 1, 2019.

Holders may convert their notes at their option at any time prior to the close of business on the business day immediately preceding June 1, 2019 only under the following circumstances: (1) during any calendar quarter commencing after the calendar quarter ending on March 31, 2015 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day; (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price (as defined below) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or (3) upon the occurrence of specified corporate events. On or after June 1, 2019 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert their notes at any time, regardless of the foregoing circumstances. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described in this prospectus supplement.

The conversion rate will initially be 14.3916 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $69.48 per share of common stock). The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances.

We may not redeem the notes prior to the maturity date, and no sinking fund is provided for the notes.

If we undergo a fundamental change, as defined herein, holders may require us to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The notes will be our senior unsecured obligations and will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.

We do not intend to apply to list the notes on any securities exchange or any automated dealer quotation system. Our common stock is listed on The NASDAQ Global Market under the symbol “ANIP.” The last reported sale price of our common stock on The NASDAQ Global Market on December 4, 2014 was $53.45 per share.

Investing in the notes involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement.

	Per Note	Total
Public offering price(1)	$1,000	$125,000,000
Underwriting discounts and commissions	$35	$4,375,000
Proceeds, before expenses, to us	$965	$120,625,000

(1)	Plus accrued interest, if any, from December 10, 2014.

We have granted the underwriters the right to purchase, exercisable within a 30-day period, up to an additional $18,750,000 principal amount of notes, solely to cover over-allotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the notes or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the notes will be made to investors in book-entry form through The Depository Trust Company on or about December 10, 2014.

Guggenheim Securities	Nomura

December 4, 2014

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may provide to you. We have not authorized anyone to provide you with information that is different from this prospectus. We are offering to sell securities and seeking offers to buy securities only in jurisdictions where the offers and sales are permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document comprises two parts. The first part is this prospectus supplement, which describes the terms of our offering of convertible notes and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus. The accompanying prospectus provides more general information about the securities we may offer from time to time and is dated as of June 14, 2014; accordingly, some of the information in the accompanying prospectus does not apply to this offering. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference herein and therein, on the other hand, you should rely on the information in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any information incorporated by reference herein and therein before you make any investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We have not and the underwriters have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Except for purposes of the “Description of Notes” section of this prospectus supplement and the accompanying prospectus or unless stated otherwise or the context otherwise require, references to “ANI” or “the Company” refer to ANI Pharmaceuticals, Inc., a Delaware corporation, and its consolidated subsidiary, ANIP Acquisition Company (“ANIP”). References to the “Merger” refer to the merger of BioSante Pharmaceuticals, Inc. (“BioSante”) and ANIP, completed on June 19, 2013, wherein ANI Merger Sub, Inc., a wholly owned subsidiary of BioSante, merged with and into ANIP with ANIP continuing as the surviving company and becoming a wholly owned subsidiary of BioSante.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements include, but are not limited to, our plans, objectives, expectations and intentions with respect to future operations and products, our anticipated financial position, operating results and growth prospects and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, subject to change. You should not place undue reliance on those statements because they are subject to numerous uncertainties, risks and other factors relating to our operations and business environment and other factors, all of which are difficult to predict and many of which are beyond our control. Uncertainties and risks may cause our actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, (i) the risk that we may in the future face increased difficulty in importing raw materials and/or increased competition, for our Esterified Estrogen with Methyltestosterone Tablet product; (ii) competitive conditions for our other products may intensify; (iii) we may be required to seek the approval of the U.S. Food and Drug Administration (“FDA”) for our unapproved products or withdraw such products from the market; (iv) general business and economic conditions; (v) our expectations regarding trends in markets for our current and planned products; (vi) our future cash flow and our ability to support our operations; (vii) our ability to obtain additional financing as needed; (viii) the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance of such products; and (ix) the marketing success of our licensees or sublicensees. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including but not limited our Annual Report on Form 10-K for the year ended December 31, 2013 and our quarterly reports on Form 10-Q for the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014, including the factors described in “Item 1A. Risk Factors.” Other risks may be described from time to time in our filings made under the securities laws, including our current reports on Form 8-K. There may be additional risks, uncertainties and factors that we do not currently view as material or that are not known. The forward-looking statements contained in this document are made only as of the date of this document. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. This summary sets forth the material terms of this offering, but does not contain all of the information you should consider before investing in the notes or our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully before making an investment decision, especially the risks of investing in the notes and our common stock contained herein discussed under “Risk Factors” and in the documents incorporated by reference and the consolidated financial statements and notes to those consolidated financial statements incorporated by reference herein and therein.

Unless otherwise indicated, the information contained in this prospectus supplement assumes that the underwriters' option to purchase additional shares is not exercised.

Business Description

We are an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. Our targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. We have our own research and development team, manufacturing facilities, and sales and regulatory compliance personnel.

Our two manufacturing facilities have a combined manufacturing, packaging and laboratory capacity totaling 173,000 square feet. The facilities are specialized with diverse capabilities, enabling us to manufacture liquid, powder, and oral solid-dose products, topicals, narcotics and other products required to be manufactured in a fully contained environment. We also perform contract manufacturing for other pharmaceutical companies.

Our strategy is to use our assets to develop, manufacture and market branded and generic specialty pharmaceutical products. By implementing this strategy, we believe we will be able to continue to grow our business, expand and diversify our product portfolio, and create long-term value for our investors.

Product Development Considerations

We consider a variety of criteria in determining which products to develop or acquire, all of which influence the level of competition and profitability upon product launch. These criteria include:

•	Formulation Complexity. Our development and manufacturing capabilities enable us to manufacture pharmaceuticals that are difficult to produce, including highly potent, extended release, combination, and low dosage products. This ability to manufacture a variety of complex products is a competitive strength we intend to leverage in selecting products to develop or manufacture.
•	Patent Status. We seek to develop products whose branded bioequivalents do not have long-term patent protection or existing patent challenges.
•	Market Size. When determining whether to develop or acquire an individual product, we review the current and expected market size for that product at launch, as well as forecasted price erosion upon conversion from branded to generic pricing. We endeavor to manufacture products with sufficient market size to enable us to enter the market with a strong likelihood of being able to price our product both competitively and at a profit.
•	Profit Potential. We research the availability and cost of active pharmaceutical ingredients along with anticipated market share in determining which products to develop or acquire. In determining the potential profit of a product, we forecast our anticipated market share, pricing, which includes expected price erosion caused by competition from other generic manufacturers, and the estimated cost to manufacture the products.
•	Manufacturing. We generally seek to develop and manufacture products at our own manufacturing plants in order to maximize the capacity and utilization of our facilities, to ensure quality control in our products, and to maximize profit potential.

•	Competition. When determining whether to develop or acquire an individual product, we research the existing and expected market share of generic competitors. We seek to develop products for which we can obtain a large market share, and may decline to develop a product if we anticipate that many generic competitors will be entering that product's market. Our highly specialized manufacturing facilities provide a means of entering niche markets, such as hormone therapies, in which fewer generic companies would be able to compete.

We believe our strategies are effective in leveraging our human and capital assets and will result in measurable growth of our business. Since 2011, we have successfully:

•	increased prescription product sales through market share gains on established products;
•	acquired the New Drug Applications (“NDAs”) for and began marketing Reglan®, Lithobid®, and Vancocin®;
•	established three external product development collaborations to bolster the internal pipeline;
•	filed six Abbreviated New Drug Applications (“ANDAs”) and developed a pipeline of 12 additional ANDAs; and
•	acquired ANDAs for 31 previously marketed generic drug products, including 20 solid-oral immediate release products, four extended release products and seven liquid products.

Products and Markets

Products

Our established product portfolio consists of both branded and generic pharmaceuticals, including:

Generic Products
Esterified Estrogen with Methyltestosterone Tablets
Fluvoxamine Maleate Tablets
Hydrocortisone Enema
Metoclopramide Syrup
Opium Tincture
Methazolamide

Branded Products
Cortenema®
Reglan® Tablets
Lithobid®
Vancocin®

Esterified Estrogen with Methyltestosterone (“EEMT”) is used to treat moderate to severe vasomotor symptoms of menopause, such as hot flashes and heart palpations that are not improved by estrogen medications alone. For the year ended December 31, 2013, EEMT comprised 33% of our net sales, a substantial increase over the prior year wherein EEMT comprised only 9% of our net sales. In the third quarter of 2013, a significant competitor stopped producing EEMT, which led to a material increase in our market share for the product and enabled us to significantly increase the price we charge for EEMT. However, in the second quarter of 2014, the same competitor re-entered the market, which negatively impacted our EEMT unit sales and revenues during the period, which impact we expect will continue.

Fluvoxamine Maleate is used to treat obsessions and compulsions in patients with obsessive-compulsive disorder. It is generally used when the obsessions and compulsions in a patient interfere with the patient's ability to function socially and occupationally.

Hydrocortisone Enema and its branded equivalent, Cortenema® are used for the treatment of ulcerative colitis, especially distal forms, including ulcerative proctitis, ulcerative proctosigmoiditis, and left-sided ulcerative colitis. The products have also proved useful in some cases involving the transverse and ascending colons.

Metoclopramide syrup and its branded equivalent Reglan®, in tablet form, are prescribed for periods of four to twelve weeks for heartburn symptoms with gastroesophageal reflux disease (“GERD”) when certain other treatments do not work. The products relieve daytime heartburn and heartburn after meals and also help ulcers in the esophagus to heal. The products also relieve symptoms of slow stomach emptying in people with diabetes and help treat symptoms such as nausea, vomiting, heartburn, feeling full long after a meal, and loss of appetite.

Opium Tincture is used is to treat severe diarrhea by slowing the movement of the intestines and decreasing the number and frequency of bowel movements.

Markets

In determining which products to pursue for development, we target markets whose products are complex to manufacture and therefore have higher barriers to entry. These market factors provide opportunities for our growth consistent with our competitive strengths at the same time that they decrease the number of potential competitors in the markets. These markets currently include hormone and steroidal drugs, oncolytics, and narcotics and complex formulations, including extended release and combination products.

Hormone and Steroidal Drugs

The market for hormone and steroidal drugs includes hormone therapy to alleviate menopausal symptoms in women, contraceptives, testosterone replacement therapies for men, and therapies for treating hormone-sensitive and other cancers. Hormone Therapy (“HT”) has been an accepted medical treatment for alleviating the symptoms of menopause since the 1930s, with formal FDA approval for that use granted in 1942. Initially, HT consisted of estrogen only, but has evolved to include combination therapies of estrogen, progesterone and androgens. We target niche products in the HT and steroidal products market for several reasons, including:

•	hormone and steroid products are a core competency based on our manufacturing and product development teams' long history of manufacturing these types of products; and
•	the aging baby boom population, of which women represent a majority, is expected to support continued growth in the HT market.

Oncolytics

We are positioned to develop and manufacture niche oncolytic (anti-cancer) drugs due to the capabilities of our containment facility and our expertise in manufacturing segregation. In particular, we are targeting products subject to priority review by the FDA — those with no blocking patents and no generic competition. In June 2014, we filed an ANDA with the FDA for our first anti-cancer drug. In August 2014, we received notification from the FDA that our ANDA filing was accepted for filing with an expedited review. In addition, we have identified additional priority review opportunities in oncolytics.

Narcotics

Our main manufacturing facility in Baudette, Minnesota is licensed by the DEA for the manufacture and distribution of Schedule II narcotics, i.e., drugs considered to have a high abuse risk but that also have safe and accepted medical uses in the United States. In addition to our existing pipeline of four ANDAs, we have identified additional product development opportunities in this market.

Contract Manufacturing

We manufacture pharmaceutical products for several branded and generic companies, which outsource production to us in order to:

•	free-up internal resources to focus on sales and marketing as well as research and development;
•	employ internal capacity to manufacture higher volume or more critical products; and
•	utilize our specialized equipment and expertise.

We consider contract manufacturing to be an important component of our ongoing business. Given our highly specialized manufacturing capabilities, we are focused on attracting niche contract manufacturing opportunities that fill idle capacity and offer high margins.

Corporate Information

Our principal executive offices are located at 210 Main Street West, Baudette, Minnesota 56623 and our telephone number is (218) 634-3500. Our internet address is www.anipharmaceuticals.com. The information on, or accessible through, our website is not part of this prospectus supplement or the accompanying prospectus.

On June 19, 2013, pursuant to a merger agreement dated as of April 12, 2013, ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. became a wholly owned subsidiary of BioSante Pharmaceuticals, Inc. in an all-stock, tax-free reorganization. The Merger was accounted for as a reverse acquisition, pursuant to which ANIP was considered the acquiring entity for accounting purposes. We are operating under the leadership of the ANIP management team and its board of directors comprises two former directors from BioSante and five former ANIP directors. Accordingly, ANIP's historical results of operations replace BioSante's historical results of operations for all periods prior to the Merger. The results of operations of both companies are included in our consolidated financial statements for all periods after completion of the Merger. In addition, in July 2013, our stockholders approved and we subsequently effected (i) a one-for-six reverse stock split of our outstanding common stock and class C special stock, with a proportional reduction in the number of authorized shares of our common stock, class C special stock and blank check preferred stock, and (ii) a change of our name from “BioSante Pharmaceuticals, Inc.” to “ANI Pharmaceuticals, Inc.”

THE OFFERING

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of Notes” section of this prospectus supplement and “Description of Debt Securities” section in the accompanying prospectus contain a more detailed description of the terms and conditions of the notes. As used in this section, “we,” “our,” and “us” refer to ANI Pharmaceuticals, Inc. and not to its consolidated subsidiaries.

Issuer
ANI Pharmaceuticals, Inc., a Delaware corporation.
Securities
$125,000,000 principal amount of 3.00% Convertible Senior Notes due 2019 (plus up to an additional $18,750,000 principal amount to cover over-allotments).
Maturity
December 1, 2019, unless earlier repurchased or converted.
Interest
3.00% per year. Interest will accrue from December 10, 2014 and will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2015. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes — Events of Default.”
Conversion Rights
Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding June 1, 2019 only under the following circumstances:

•

during any calendar quarter commencing after the calendar quarter ending on March 31, 2015 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day;

•

during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes — Conversion Rights — Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day; or

• upon the occurrence of specified corporate events described under “Description of Notes — Conversion Rights — Conversion upon Specified Corporate Events.”
On or after June 1, 2019 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

The conversion rate for the notes is initially 14.3916 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $69.48 per share of common stock), subject to adjustment as described in this prospectus supplement.
Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 30 trading day observation period (as described herein). See “Description of Notes — Conversion Rights — Settlement upon Conversion.”
In addition, following certain corporate events that occur prior to the maturity date, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event in certain circumstances as described under “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change.”
You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.
No Redemption
We may not redeem the notes prior to the maturity date and no “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.
Fundamental Change
If we undergo a “fundamental change” (as defined in this prospectus supplement under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or an integral multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.”
Ranking
The notes will be our senior unsecured obligations and will rank:
• senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;

• equal in right of payment to any of our unsecured indebtedness that is not so subordinated;
• effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
• structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
As of September 30, 2014, our total consolidated indebtedness was $3.1 million, consisting of $2.1 million in trade payables and $1.0 million payable to Noven Therapeutics, LLC in the event that, on or before June 30, 2015, the FDA approves the Prior Approval Supplement for Lithobid. We do not have any secured indebtedness or intercompany obligations or liabilities. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $128.1 million.
The indenture governing the notes does not limit the amount of debt that we or our subsidiaries may incur.
Use of Proceeds
We estimate that the proceeds from this offering will be approximately $120.2 million (or $138.3 million if the underwriters exercise their over-allotment option in full), after deducting fees and estimated expenses. We expect to enter into a convertible note hedge transaction with Nomura Global Financial Products Inc. (“NGFP”), an affiliate of Nomura Securities International, Inc. We also intend to enter into a warrant transaction with NGFP. We intend to use approximately $13.6 million of the net proceeds from this offering to pay the cost of the convertible note hedge transaction (after such cost is partially offset by the proceeds to us from the sale of the warrant transaction). We intend to use the remainder of the net proceeds from this offering (i) to research, develop, and commercialize our drug products, (ii) to acquire complementary businesses, products and technologies that we may identify from time to time and (iii) for other working capital and general corporate purposes. See “Use of Proceeds.”
If the underwriters exercise their over-allotment option, we expect to sell additional warrants to NGFP and use the net proceeds from the sale of the additional notes, together with the proceeds from the additional warrants, to enter into an additional convertible note hedge transaction with NGFP and for working capital and general corporate purposes.
Book-Entry Form
The notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC. Beneficial interests in any of the notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.

Absence of a Public Market for the Notes
The notes are new securities and there is currently no established market for the notes. Accordingly, we cannot assure you as to the development or liquidity of any market for the notes. Nomura has advised us that it currently intends to make a market in the notes. However, Nomura is not obligated to do so, and it may discontinue any market making with respect to the notes without notice. We do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
U.S. Federal Income Tax Consequences
For the U.S. federal income tax consequences of the holding, disposition and conversion of the notes, and the holding and disposition of shares of our common stock, see “Material U.S. Federal Tax Considerations.”
Convertible Note Hedge and Warrant Transactions
In connection with the pricing of the notes, we expect to enter into a convertible note hedge transaction with NGFP. We also expect to enter into a warrant transaction with NGFP. The convertible note hedge transaction is expected generally to reduce the potential dilution to our common stock upon any conversion of notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be. However, the warrant transaction could separately have a dilutive effect to the extent that the market value per share of our common stock exceeds the applicable strike price of the warrants. If the underwriters exercise their over-allotment option, we expect to enter into an additional convertible note hedge transaction and an additional warrant transaction with NGFP.
In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, NGFP or an affiliate thereof expects to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.
In addition, NGFP or an affiliate thereof may modify its hedge position by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and is likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by NGFP or its affiliate in connection with these convertible note hedge and warrant transactions, see “Risk Factors — Risks Related to the Notes — The convertible note hedge and warrant transactions may affect the value of the notes and our common stock” and “Underwriting — Convertible Note Hedge and Warrant Transactions.”
NASDAQ Global Market Symbol for Our Common Stock
Our common stock is listed on The NASDAQ Global Market under the symbol “ANIP.”
Trustee, Paying Agent, Bid Solicitation Agent and Conversion Agent
The Bank of New York Mellon

RISK FACTORS

An investment in the notes involves significant risks. Prior to making a decision about investing in the notes, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as those incorporated by reference in this prospectus supplement and the accompanying prospectus from our Annual Report for the year ended December 31, 2013 under the headings “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” and other filings we may make from time to time with the SEC.

Risks Related to the Notes

The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.

The notes will rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.

As of September 30, 2014, our total consolidated indebtedness was $3.1 million, consisting of $2.1 million in trade payables and $1.0 million payable to Noven Therapeutics, LLC in the event that, on or before June 30, 2015, the FDA approves the Prior Approval Supplement for Lithobid. We do not have any secured indebtedness or intercompany obligations or liabilities. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $128.1 million.

The notes are our obligations only and our operations are conducted through, and substantially all of our consolidated assets are held by, our subsidiaries.

The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. The vast majority of our consolidated assets is held by our subsidiaries. Accordingly, our ability to service our debt, including the notes, depends on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the notes. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.

Making principal and interest payments on our debt requires a significant amount of cash, and we may not have sufficient cash flow from our business to make those payments.

Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations, including the notes.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.

We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock, or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus supplement or the documents we have incorporated by reference in this prospectus supplement, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.

Despite our current debt levels, we may still incur substantially more debt or take other actions which would intensify the risks discussed above.

Despite our current consolidated debt levels (after giving effect to the issuance of the notes), we and our subsidiaries may be able to incur substantial additional debt in the future, subject to the restrictions contained in our debt instruments, some of which may be secured debt. We will not be restricted under the terms of the indenture governing the notes from incurring additional debt, securing existing or future debt, recapitalizing our debt or taking a number of other actions that are not limited by the terms of the indenture governing the notes that could have the effect of diminishing our ability to make payments on the notes when due.

We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.

Holders of the notes will have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described in under “Description of Notes — Conversion Rights — Settlement upon

Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the fundamental change itself could also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.

The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.

In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes — Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.

Accounting for the notes could have a material effect on our reported financial results.

The effect of accounting for the notes will impact our income statement, as well as earnings per share. In accounting for the notes, we will recognize non-cash interest expense, which will reduce our net income and earnings per share. In addition, accounting for the notes could cause dilution in our earnings per share calculation, depending on the market price of our common stock. This dilution could be significant, which could cause a decrease in our earnings per share.

Future sales of our common stock in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of notes will not be entitled to any rights with respect to our common stock, but they will be subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.

Holders of notes will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes will be subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder's conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.

The conditional conversion feature of the notes could result in your receiving less than the value of our common stock into which the notes would otherwise be convertible.

Prior to the close of business on the business day immediately preceding June 1, 2019, you may convert your notes only if specified conditions are met. If the specific conditions for conversion are not met, you will not be able to convert your notes, and you may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.

Upon conversion of the notes, you may receive less valuable consideration than expected because the value of our common stock may decline after you exercise your conversion right but before we settle our conversion obligation.

Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.

Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that you will receive upon conversion of your notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 30 trading day observation period. As described under “Description of Notes — Settlement upon Conversion,” this period would be (i) if the relevant conversion date occurs prior to June 1, 2019, the 30 consecutive trading day period beginning on, and including, the third trading day immediately succeeding such conversion date; and (ii) if the relevant conversion date occurs on or after June 1, 2019, the 30 consecutive trading days beginning on, and including, the 32nd scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration you receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average volume-weighted average price of our common stock during such period, the value of any shares of our common stock that you will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that you will receive.

If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the third business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.

The notes are not protected by restrictive covenants.

The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture contains no covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” and “Description of Notes — Consolidation, Merger and Sale of Assets.”

The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction.

If a make-whole fundamental change occurs prior to the maturity date, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective and the price paid (or deemed to be paid) per share of our common stock in such transaction, as described below under “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change may not adequately compensate you for any lost value of your notes as a result of such transaction. In addition, if the price of our common stock in the transaction is greater than $205.00 per share or less than $53.45 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 18.7091 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

The conversion rate of the notes may not be adjusted for all dilutive events.

The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes — Conversion Rights — Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.

Some significant restructuring transactions and significant changes in the composition of our board may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.

Upon the occurrence of a fundamental change, you have the right to require us to repurchase your notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.

In addition, certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them as “continuing directors” as defined under “Description of Notes — Fundamental Change Permits Holders to Require Us to Repurchase Notes,” may not constitute a fundamental change. In the event of any such significant change in the composition of our board, the holders would not have the right to require us to repurchase the notes and would not be entitled to an increase in the conversion rate upon conversion as described under “Description of Notes — Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change.”

The notes will not trade on any securities exchange, and we cannot assure you that an active trading market will develop for the notes.

Prior to this offering, there has been no trading market for the notes, and we do not intend to apply to list the notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. We have been informed by Nomura that it intends to make a market in the notes after the offering is completed. However, Nomura may cease its market-making at any time without notice. In addition, the liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case you may not be able to sell your notes at a particular time or you may not be able to sell your notes at a favorable price.

Any adverse rating of the notes may cause their trading price to fall.

We do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though you do not receive a corresponding cash distribution.

The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If a make-whole fundamental change occurs prior to the maturity date, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “Material U.S. Federal Tax Considerations.” If you are a Non-U.S. Holder (as defined in “Material U.S. Federal Tax Considerations”), any deemed dividend would be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes. See “Material U.S. Federal Tax Considerations.”

The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.

In connection with the pricing of the notes, we expect to enter into a convertible note hedge transaction with NGFP. The convertible note hedge transaction is expected generally to reduce the potential dilution to our common stock upon any conversion of notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be. We also expect to enter into a warrant transaction with NGFP. However, the warrant transaction could separately have a dilutive effect on our common stock to the extent that the market price per share of our common stock exceeds the applicable strike price of the warrants. If the underwriters exercise their over-allotment option, we expect to enter into an additional convertible note hedge transaction and an additional warrant transaction with NGFP.

In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, NGFP or an affiliate thereof expects to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, NGFP or an affiliate thereof may modify its hedge position by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and is likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

In addition, if any such convertible note hedge and warrant transactions fail to become effective, whether or not this offering of notes is completed, NGFP may unwind its hedge position with respect to our common stock, which could adversely affect the value of our common stock and, if the notes have been issued, the value of the notes.

Risks Related to Our Common Stock

The price of our common stock historically has been volatile. This volatility may affect the price at which you could sell the common stock you receive upon conversion of your notes, if any, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes.

The market price for our common stock has varied between a high of $61.43 on December 3, 2014 and a low of $12.91 on December 5, 2013 in the twelve-month period ending on December 4, 2014. This volatility may affect the price at which you could sell the common stock, if any, you receive upon conversion of your notes, and the sale of substantial amounts of our common stock could adversely affect the price of our common stock and the value of your notes. Our stock price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and other factors, including the other factors as discussed in our Annual Report for the year ended December 31, 2013 under the heading “Risk Factors;” variations in our quarterly operating results from our expectations or those of securities analysts or investors; downward revisions in securities analysts' estimates; and announcement by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments.

In addition, the sale of substantial amounts of our common stock could adversely impact its price. As of December 4, 2014, we had outstanding approximately 11.4 million shares of our common stock and options to purchase approximately 460 thousand shares of our common stock (of which approximately 86 thousand were exercisable as of that date). The sale or the availability for sale of a large number of shares of our common stock in the public market could cause the price of our common stock, and the value of your notes, to decline.

Provisions in our charter documents and Delaware law could discourage or prevent a takeover, even if an acquisition would be beneficial to our stockholders.

Provisions of our certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third party to acquire us, even if doing so would be beneficial to its stockholders. These provisions include:

•	authorizing the issuance of “blank check” preferred shares that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;
•	prohibiting cumulative voting in the election of directors, which would otherwise allow less than a majority of stockholders to elect director candidates;
•	advance notice provisions in connection with stockholder proposals and director nominations that may prevent or hinder any attempt by our stockholders to bring business to be considered by its stockholders at a meeting or replace its board of directors; and
•	as a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the Delaware General Corporation law, which prevents certain stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of at least two-thirds of its outstanding common stock not held by such 15% or greater stockholder.

Any provision of our certificate of incorporation and bylaws or Delaware law that has the effect of delaying, preventing or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

USE OF PROCEEDS

We intend to use approximately $13.6 million of the net proceeds from this offering to pay the cost of the convertible note hedge transaction (after such cost is partially offset by the proceeds to us from the sale of the warrant transaction).

Unless otherwise indicated in the prospectus supplement, we will use the remainder of the net proceeds from the sale of securities offered by this prospectus primarily (i) to research, develop and commercialize our drug products, (ii) to acquire complementary businesses, products, and technologies that we may identify from time to time and (iii) for other working capital and general corporate purposes. As of the date of this prospectus supplement, we have not identified any specific probable proposed use of any material portion of the anticipated proceeds.

If the underwriters exercise their over-allotment option, we expect to sell additional warrants to NGFP and use the net proceeds from the sale of the additional notes, together with the proceeds from the additional warrants, to enter into an additional convertible note hedge transaction with NGFP and for working capital and general corporate purposes.

The amounts and timing of any expenditures will vary depending on (i) the type, number, cost, and results of the product candidate development programs that we are pursuing or may choose to pursue in the future; (ii) the scope, progress, expansion, costs and results of our clinical trials; (iii) competitive and technological developments; and (iv) the rate of growth, if any, of our business. Accordingly, unless otherwise indicated in the prospectus supplement, our management will have significant flexibility in applying the net proceeds of the offering, and investors will be relying on the judgment of our management regarding the application of these net proceeds. Pending the application of the net proceeds, we intend to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

DIVIDEND POLICY

We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future.

PRICE RANGE OF OUR COMMON STOCK

Our common stock trades on The NASDAQ Global Market under the symbol “ANIP.” The following table shows the high and low sales price for ANIP common stock as reported by The NASDAQ Global Market for each quarter in the years ended December 31, 2013 and 2012, and the year commencing January 1, 2014, as adjusted for the one-for-six reverse stock splits that occurred on June 4, 2012 and July 17, 2013:

	High	Low
Year Ending December 31, 2014
Fourth Quarter (through December 4, 2014)	$61.43	$24.24
Third Quarter	38.17	25.17
Second Quarter	37.74	19.90
First Quarter	38.74	18.52
Year Ending December 31, 2013
Fourth Quarter	23.00	9.75
Third Quarter	9.94	5.46
Second Quarter	8.64	4.80
First Quarter	9.48	6.60
Year Ending December 31, 2012
Fourth Quarter	11.82	6.48
Third Quarter	15.72	7.26
Second Quarter	27.36	12.00
First Quarter	44.28	15.84

On December 4, 2014, the closing sale price of our common stock as reported on The NASDAQ Global Market was $53.45 per share. As of December 4, 2014, we had approximately 200 stockholders of record.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and marketable securities and our capitalization as of September 30, 2014:

•	on an actual basis; and
•	as adjusted to give effect to the issuance and sale of $125 million in aggregate principal amount of notes in this offering and our receipt of net proceeds therefrom, after deducting estimated underwriting discounts and commissions, estimated offering expenses payable by us and the cost of the convertible note hedge transaction (after such cost is partially offset by the proceeds to us from the sale of the warrant transaction).

You should read this table together with “Use of Proceeds,” “Management's Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and condensed consolidated financial statements and related notes from our quarterly report on Form 10-Q for the three and nine months ended September 30, 2014, incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 30, 2014
(Unaudited, in thousands, except par value data)	Actual	As Adjusted
Cash and cash equivalents(1)	$35,050	$141,629
3% Convertible Senior Notes due 2019, offered hereby(2)	—	125,000
Stockholders' Equity
Common Stock, $0.0001 par value, 33,333,334 shares authorized; 11,318,014 shares issued and outstanding, actual and as adjusted(3)	1	1
Class C Special Stock, $0.0001 par value, 781,281 shares authorized; 10,864 shares issued and outstanding, actual and as adjusted	—	—
Preferred Stock, $0.0001 par value, 1,666,667 shares authorized; 0 shares issued and outstanding, actual and as adjusted	—	—
Additional paid-in capital(1)	140,221	126,635
Accumulated deficit	(40,730)	(40,730)
Total Stockholders' Equity	99,492	85,906
Total Capitalization	$99,492	$210,906

(1)	Gives effect to our net payment of approximately $13.6 million to enter into a convertible note hedge transaction (after such cost is partially offset by the proceeds to us from the sale of the warrant transaction). See “Description of Convertible Note Hedge and Warrant Transactions.”
(2)	Convertible debt that may be wholly or partially settled in cash is required to be separated into a liability and an equity component, such that interest expense reflects the issuer's nonconvertible debt interest rate. Upon issuance, a debt discount is recognized as a decrease in debt and an increase in equity. The debt component accretes up to the principal amount over the expected term of the debt. The accounting does not affect the actual amount that we are required to repay, and the amounts shown in the table above for the notes offered hereby are based on the aggregate principal amount of the notes without reflecting the debt discount or fees and expenses that we are required to recognize or the increase in additional paid-in capital on our consolidated balance sheet.
(3)	The number of shares of common stock that will be outstanding after this offering is based on the 11,318,014 shares outstanding as of September 30, 2014 and excludes:
•	1,087,746 shares of common stock reserved for future issuance under our stock based compensation plan (which includes 460,183 shares of common stock issuable upon the exercise of options outstanding at September 30, 2014 at a weighted average exercise price of $14.14 per share);

•	468,731 shares of common stock issuable upon the exercise of warrants outstanding at September 30, 2014 as of various dates at a weighted-average exercise per share price of $68.17; and
•	the shares of common stock reserved for issuance upon conversion of the notes offered hereby and the shares of common stock reserved for issuance upon the exercise and settlement or termination of the warrant transaction described herein.

DESCRIPTION OF NOTES

We will issue the notes under a base indenture between us and The Bank of New York Mellon, as supplemented by a supplemental indenture with respect to the notes, each to be dated as of the date of initial issuance of the notes. In this section, we refer to the base indenture (the “base indenture”), as supplemented by the supplemental indenture (the “supplemental indenture”), collectively as the “indenture.” This description of the notes supplements and, to the extent it is inconsistent, replaces the description of the general provisions of the notes and the base indenture in the accompanying prospectus. The terms of the notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

You may request a copy of the indenture from us as described under “Where You Can Find More Information.”

The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the notes.

For purposes of this description, references to “we,” “our” and “us” refer only to ANI Pharmaceuticals, Inc. and not to its subsidiaries.

General

The notes will:

•	be our general unsecured, senior obligations;
•	initially be limited to an aggregate principal amount of $125,000,000 (or $143,750,000 if the underwriters' over-allotment option is exercised in full);
•	bear cash interest from December 10, 2014 at an annual rate of 3.00% payable on June 1 and December 1 of each year, beginning on June 1, 2015;
•	not be redeemable prior to maturity;
•	be subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes”) at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;
•	mature on December 1, 2019, unless earlier converted or repurchased;
•	be issued in denominations of $1,000 and multiples of $1,000; and
•	be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “Book-Entry, Settlement and Clearance.”

Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at an initial conversion rate of 14.3916 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $69.48 per share of common stock). The conversion rate is subject to adjustment if certain events occur.

We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock, at our election, as described under “— Conversion Rights — Settlement upon Conversion.” You will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.

The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under “— Fundamental

Change Permits Holders to Require Us to Repurchase Notes” and “— Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “— Conversion Rights — Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, reopen the indenture for the notes and issue additional notes under the indenture with the same terms as the notes offered hereby (other than differences in the issue price and interest accrued prior to the issue date of such additional notes) in an unlimited aggregate principal amount; provided that if any such additional notes are not fungible with the notes initially offered hereby for U.S. federal income tax purposes, such additional notes will have a separate CUSIP number.

We do not intend to list the notes on any securities exchange or any automated dealer quotation system.

Purchase and Cancellation

We will cause all notes surrendered for payment, repurchase (including as described below), registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. No notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.

We may, to the extent permitted by law, and directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

The payment and paying agent provisions described under “Description of Debt Securities — Payment and Paying Agent” in the accompanying prospectus and the exchange and transfer provisions described under “Description of Debt Securities — Exchange and Transfer” in the accompanying prospectus will not apply to the notes. Instead, the payment, paying agent, exchange and transfer provisions described in this “— Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange” section will apply to the notes.

We will pay the principal of, and interest on, notes in global form registered in the name of or held by The Depository Trust Company (“DTC”) or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.

We will pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in New York, New York as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder's account within the United States, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.

A holder of notes may transfer or exchange notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. We are not required to transfer or exchange any note surrendered for conversion or required repurchase.

The registered holder of a note will be treated as its owner for all purposes.

Interest

The notes will bear cash interest at a rate of 3.00% per year until maturity. Interest on the notes will accrue from December 10, 2014 or from the most recent date on which interest has been paid or duly provided for. Interest will be payable semiannually in arrears on June 1 and December 1 of each year, beginning on June 1, 2015.

Interest will be paid to the person in whose name a note is registered at the close of business on May 15 or November 15, as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes will be computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest in this prospectus supplement include additional interest, if any, payable at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “— Events of Default.”

Ranking

The notes will be our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The notes will effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes will rank structurally junior to all indebtedness and other liabilities of our subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.

As of September 30, 2014, our total consolidated indebtedness was $3.1 million, consisting of $2.1 million in trade payables and $1.0 million payable to Noven Therapeutics, LLC in the event that, on or before June 30, 2015, the FDA approves the Prior Approval Supplement for Lithobid. We do not have any secured indebtedness or intercompany obligations or liabilities. After giving effect to the issuance of the notes (assuming no exercise of the underwriters' over-allotment option) and the use of proceeds therefrom, our total consolidated indebtedness would have been $128.1 million.

The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price upon a fundamental change if a holder requires us to repurchase notes as described below. See “Risk Factors — Risks Related to the Notes — We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.”

No Redemption

We may not redeem the notes prior to the maturity date, and no “sinking fund” is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Conversion Rights

General

Prior to the close of business on the business day immediately preceding June 1, 2019, the notes will be convertible only upon satisfaction of one or more of the conditions described under the headings “— Conversion upon Satisfaction of Sale Price Condition,” “— Conversion upon Satisfaction of Trading Price Condition” and “— Conversion upon Specified Corporate Events.” On or after June 1, 2019 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.

The conversion rate will initially be 14.3916 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $69.48 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “— Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 30 trading day observation period (as defined below under “— Settlement upon Conversion”). The trustee will initially act as the conversion agent.

A holder may convert fewer than all of such holder's notes so long as the notes converted are a multiple of $1,000 principal amount.

Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “— Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the full amount of cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the note; and
•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if notes are converted after 5:00 p.m., New York City time, on a regular record date for the payment of interest, holders of such notes at 5:00 p.m., New York City time, on such regular record date will receive the full amount of interest payable on such notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from 5:00 p.m., New York City time, on any regular record date to 9:00 a.m., New York City time, on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;
•	if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date; or
•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.

Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date will receive the full interest payment due on the maturity date regardless of whether their notes have been converted following such regular record date.

If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay that tax.

Holders may surrender their notes for conversion under the following circumstances:

Conversion upon Satisfaction of Sale Price Condition

Prior to the close of business on the business day immediately preceding June 1, 2019, a holder may surrender all or any portion of its notes for conversion at any time during any calendar quarter commencing after the calendar quarter ending on March 31, 2015 (and only during such calendar quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price on each applicable trading day.

The “last reported sale price” of our common stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock is traded. If our common stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

“Trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The NASDAQ Global Market or, if our common stock (or such other security) is not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition

Prior to the close of business on the business day immediately preceding June 1, 2019, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.

The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes between 3:30 p.m. and 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. We shall provide written notice to the bid solicitation agent of the three independent nationally recognized securities dealers selected by us, along with contact information for each. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. If we do not, when and in the manner we are required to, instruct the bid solicitation agent, in writing, to obtain bids, or if we give such written instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.

The bid solicitation agent shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such determination in writing in the manner described in the previous paragraph; and we shall have no obligation to make such request unless a holder of a note provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent, in writing in the manner described in the previous paragraph, to determine the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify, in writing, the holders, the trustee and the conversion agent (if other than the trustee). If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify, in writing, the holders, the trustee and the conversion agent (if other than the trustee).

The trustee will initially act as the bid solicitation agent.

Conversion upon Specified Corporate Events

Certain Distributions

If, prior to the close of business on the business day immediately preceding June 1, 2019, we elect to:

•	issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or
•	distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities, which distribution has a per share value, as reasonably determined by our board of directors or a committee thereof, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes at least 40 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of 5:00 p.m., New York City time, on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.

Certain Corporate Events

If a transaction or event that constitutes a “fundamental change” (as defined under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or a “make whole fundamental change” (as defined under “— Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change”) occurs prior to the close of business on the business day immediately preceding June 1, 2019, regardless of whether a holder has the right to require us to repurchase the notes as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets, in each case, pursuant to which our common stock would be converted into cash, securities or other assets, all or any portion of a holder's notes may be surrendered for conversion at any time from or after the date that is 40 scheduled trading days prior to the anticipated effective date of the transaction (or, if later, the business day after we give notice of such transaction) until 35 trading days after the actual effective date of such transaction or, if such transaction also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee), in writing, (i) as promptly as practicable following the date we publicly announce such transaction but in no event less than 40 scheduled trading days prior to the anticipated effective date of such transaction; or (ii) if we do not have knowledge of such transaction at least 40 scheduled trading days prior to the anticipated effective date of such transaction, within two business days of the date upon which we receive notice, or otherwise become aware, of such transaction, but in no event later than the actual effective date of such transaction.

Conversions on or after June 1, 2019

On or after June 1, 2019, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.

Conversion Procedures

If you hold a beneficial interest in a global note, to convert you must comply with DTC's procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

If you hold a certificated note, to convert you must:

•	complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•	deliver the conversion notice, which is irrevocable, and the note to the conversion agent;
•	if required, furnish appropriate endorsements and transfer documents; and
•	if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder's name, in which case the holder will pay the tax.

We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a holder has already delivered a repurchase notice as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder's right to withdraw the repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs on or after June 1, 2019 will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs on or after June 1, 2019, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform holders so converting through the trustee (by delivery of a notice to the trustee) of the settlement method we have selected no later than the close of business on the second trading day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs on or after June 1, 2019, no later than June 1, 2019). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we elect combination settlement, but we do not timely notify converting holders of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.

Settlement amounts will be computed as follows:

•	if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;
•	if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 30 consecutive trading days during the related observation period; and
•	if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a “settlement amount” equal to the sum of the daily settlement amounts for each of the 30 consecutive trading days during the related observation period.

The “daily settlement amount,” for each of the 30 consecutive trading days during the observation period, shall consist of:

•	cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (the “specified dollar amount”), if any, divided by 30 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and
•	if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.

The “daily conversion value” means, for each of the 30 consecutive trading days during the observation period,  1/30th (one-thirtieth) of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.

The “daily VWAP” means, for each of the 30 consecutive trading days during the relevant observation period, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “ANIP US <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

The “observation period” with respect to any note surrendered for conversion means:

•	if the relevant conversion date occurs prior to June 1, 2019, the 30 consecutive trading day period beginning on, and including, the third trading day immediately succeeding such conversion date; and
•	if the relevant conversion date occurs on or after June 1, 2019, the 30 consecutive trading days beginning on, and including, the 32nd scheduled trading day immediately preceding the maturity date.

For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The NASDAQ Global Market or, if our common stock is not then listed on The NASDAQ Global Market, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”

“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”

For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under “— Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” and “— Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the third business day immediately following the relevant conversion date, if we elect physical settlement, or on the third business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).

Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.

(1)	If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	OS1 OS0

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date; and
OS1 =	the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2)	If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	OS0 + X OS0 + Y

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =	the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =	the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and
Y =	the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.

For the purpose of this clause (2) and for the purpose of the first bullet point under “— Conversion upon Specified Corporate Events — Certain Distributions,” in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of the common stock at less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

(3)	If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:
•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;
•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and
•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	SP0 SP0 – FMV

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =	the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =	the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	FMV0 + MP0 MP0

where,

CR0 =	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1 =	the conversion rate in effect immediately after the end of the valuation period;
FMV0 =	the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “— Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); and
MP0 =	the average of the last reported sale prices of our common stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur on the last trading day of the valuation period; provided that in respect of any conversion of notes during the valuation period, references in the preceding paragraph with respect to 10 trading days shall be deemed to be replaced with such lesser number of trading days as have elapsed between the ex-dividend date of such spin-off and the conversion date in determining the conversion rate. If the ex-dividend date of the spin-off is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph to 10 trading days will be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for the spin-off to, and including, the last trading day of such observation period.

(4)	If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 ×	SP0 SP0 – C

where,

CR0 =	the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 =	the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 =	the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C =	the amount in cash per share we distribute to all or substantially all holders of our common stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount of notes, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate on the ex-dividend date for such cash dividend or distribution.

(5)	If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 ×	AC + (SP1 × OS1) OS0 × SP1

where,

CR0 =	the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1 =	the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC =	the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;
OS0 =	the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 =	the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 =	the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that in respect of any conversion of notes within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references with respect to 10 trading days shall be deemed replaced with such lesser number of trading days as have elapsed between the expiration date of such tender or exchange offer and the conversion date in determining the conversion rate. In addition, if the trading day next succeeding the date such tender or exchange offer expires is after the 10th trading day immediately preceding, and including, the end of any observation period in respect of a conversion of notes, references in the preceding paragraph to 10 trading days shall be deemed to be replaced, solely in respect of that conversion, with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the date such tender or exchange offer expires to, and including, the last trading day of such observation period.

Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “— Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.

As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.

As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

We are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. We may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “Material U.S. Federal Tax Considerations.”

If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;
•	upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by us or any of our subsidiaries;
•	upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;
•	solely for a change in the par value of the common stock; or
•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest  1/10,000th of a share.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination),
•	any consolidation, merger or combination involving us,
•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or
•	any statutory share exchange,

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “— Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “— Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “— Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be (i) the weighted average of the types and amounts of consideration received by the holders of our common stock that affirmatively make such an election or (ii) if no holders of our common stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “— Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change”), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the third business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee), in writing, of the weighted average as soon as practicable after such determination is made.

The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “— Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as the board of directors reasonably considers necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including an observation period and the “stock price” for purposes of a make-whole fundamental change), our board of directors or a committee thereof will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change

If the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes and a holder elects to convert its notes in connection with such make-whole fundamental change, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the effective date of the make-whole fundamental change up to, and including, the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the 35th trading day immediately following the effective date of such make-whole fundamental change).

Upon surrender of notes for conversion in connection with a make-whole fundamental change, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, as described under “— Conversion Rights — Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the third business day following the conversion date. We will notify holders of the effective date of any make-whole fundamental change and issue a press release announcing such effective date no later than five business days after such effective date.

The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change.

The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “— Conversion Rate Adjustments.”

The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
Effective Date	$53.45	$57.00	$61.00	$65.00	$69.49	$75.00	$80.00	$85.00	$95.00	$105.00	$125.00	$145.00	$175.00	$205.00
December 10, 2014	4.3175	3.7948	3.2786	2.8501	2.4518	2.0548	1.7631	1.5217	1.1504	0.8836	0.5383	0.3350	0.1624	0.0700
December 1, 2015	4.3175	3.7751	3.2340	2.8263	2.4052	1.9899	1.6883	1.4415	1.0684	0.8061	0.4766	0.2894	0.1362	0.0580
December 1, 2016	4.3175	3.7576	3.2310	2.7393	2.2917	1.8569	1.5468	1.2976	0.9304	0.6816	0.3836	0.2238	0.0993	0.0384
December 1, 2017	4.3175	3.7428	3.0777	2.5432	2.0656	1.6134	1.3004	1.0564	0.7136	0.4963	0.2581	0.1426	0.0586	0.0188
December 1, 2018	4.3175	3.4547	2.6976	2.1049	1.5948	1.1376	0.8425	0.6292	0.3632	0.2220	0.0983	0.0498	0.0161	0.0004
December 1, 2019	4.3175	3.1523	2.0019	0.9931	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case

•	If the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year.
•	If the stock price is greater than $205.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
•	If the stock price is less than $53.45 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 18.7091 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “— Conversion Rate Adjustments.”

Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.

Fundamental Change Permits Holders to Require Us to Repurchase Notes

If a “fundamental change” (as defined below in this section) occurs at any time, holders will have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 calendar days following the date of our fundamental change notice as described below.

The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the holder of record on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).

A “fundamental change” will be deemed to have occurred at the time after the notes are originally issued if any of the following occurs:

(1)	a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common equity representing more than 50% of the voting power of our common equity;

(2)	the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);
(3)	“continuing directors” (as defined below) cease to constitute at least a majority of our board of directors;
(4)	our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(5)	our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

A transaction or transactions described in clause (1) or clause (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights (subject to the provisions set forth above under “— Conversion Rights — Settlement upon Conversion”).

“Continuing director” means a director who either was a member of our board of directors on the date of this prospectus supplement or who becomes a member of our board of directors subsequent to that date and whose election, appointment or nomination for election by our stockholders is duly approved by a majority of the continuing directors on our board of directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by us on behalf of our entire board of directors in which such individual is named as nominee for director.

On or before the 20th day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee and paying agent a notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing a fundamental change;
•	the date of the fundamental change;
•	the last date on which a holder may exercise the repurchase right;
•	the fundamental change repurchase price;
•	the fundamental change repurchase date;
•	the name and address of the paying agent and the conversion agent, if applicable;
•	if applicable, the conversion rate and any adjustments to the conversion rate;

•	that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and
•	the procedures that holders must follow to require us to repurchase their notes.

Simultaneously with providing such notice, we will publish a notice containing this information in a newspaper of general circulation in The City of New York or publish the information on our website or through such other public medium as we may use at that time.

To exercise the fundamental change repurchase right, you must deliver, on or before the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the trustee. Each repurchase notice must state:

•	if certificated, the certificate numbers of your notes to be delivered for repurchase;
•	the portion of the principal amount of notes to be repurchased, which must be $1,000 or an integral multiple thereof; and
•	that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.

If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.

Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to trustee prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn notes;
•	if certificated notes have been issued, the certificate numbers of the withdrawn notes; and
•	the principal amount, if any, which remains subject to the repurchase notice.

If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.

We will be required to repurchase the notes on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and
•	all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).

In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:

•	comply with the provisions of Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable;
•	file a Schedule TO or any other required schedule under the Exchange Act; and
•	otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.

No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).

The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management's knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.

The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.

Furthermore, holders may not be entitled to require us to repurchase their notes or entitled to an increase in the conversion rate upon conversion as described under “— Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” in certain circumstances involving a significant change in the composition of our board, including in connection with a proxy contest where our board does not endorse a dissident slate of directors but approves them for purposes of the definition of “continuing directors” above.

The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.

If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors — Risks Related to the Notes — We may not have the ability to raise the funds necessary to settle conversions of the notes or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting our holders to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Consolidation, Merger and Sale of Assets

The provisions described under “Description of Debt Securities — Consolidation, Merger and Sale of Assets” in the accompanying prospectus will not apply to the notes. Instead, the consolidation, merger and sale of assets provisions described in this “— Consolidation, Merger and Sale of Assets” section will apply to the notes.

The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.

Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.

Events of Default

The provisions described under “Description of Debt Securities — Events of Default” in the accompanying prospectus will not apply to the notes. Instead, the events of default and related provisions described in this “— Events of Default” section will apply to the notes.

(1)	default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;
(2)	default in the payment of principal of any note when due and payable at its stated maturity, upon any required repurchase, upon declaration of acceleration or otherwise;
(3)	our failure for five (5) business days to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder's conversion right;
(4)	our failure to give a fundamental change notice as described under “— Fundamental Change Permits Holders to Require Us to Repurchase Notes” or notice of a specified corporate transaction as described under “— Conversion upon Specified Corporate Events,” in each case when due;
(5)	our failure to comply with our obligations under “Consolidation, Merger and Sale of Assets”;
(6)	our failure for 60 days after written notice from the trustee or the holders of at least 25% in principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;
(7)	default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15,000,000 (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable without such indebtedness having been discharged or the acceleration of such payment of such indebtedness having been cured, rescinded, waived, or annulled within 30 days after written notice to us by the trustee or holders of at least 25% in aggregate principal amount of outstanding notes or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise;
(8)	certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X; or
(9)	a final judgment or judgments for the payment of $15,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our subsidiaries, which judgment is not discharged or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished.

If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, and the trustee at the request of such holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization, involving us or a significant subsidiary, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.

Notwithstanding the foregoing, the indenture will provide that, to the extent we elect, the sole remedy for an event of default relating to (i) our failure to file with the trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act or (ii) our failure to comply with our obligations as set forth under “— Reports” below, will after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the 60-day period on which such event of default is continuing beginning on, and including, the date on which such an event of default first occurs.

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 61st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 61st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 60 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the immediately preceding paragraph, we must notify, in writing, all holders of notes, the trustee and the paying agent of such election prior to the beginning of such 60-day period. Upon our failure to timely give such notice, the notes will be immediately subject to acceleration as provided above.

If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.

The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the fundamental change repurchase price, if applicable) of;
•	accrued and unpaid interest, if any, on; and
•	the consideration due upon conversion of,

its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.

Subject to the provisions of the indenture relating to the duties of the trustee, if an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:

(1)	such holder has previously given the trustee notice that an event of default is continuing;
(2)	holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;
(3)	such holders have offered the trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;
(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)	the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee will be entitled to indemnification reasonably satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The indenture provides that if a default occurs and is continuing and is known to the trustee, the trustee must mail to each holder notice of the default within 90 days after it occurs. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as a committee of trust officers of the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute certain defaults, their status and what action we are taking or proposing to take in respect thereof.

Payments of the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate plus one percent from the required payment date.

Modification and Amendment

The provisions described under “Description of Debt Securities — Modification and Waiver” in the accompanying prospectus will not apply to the notes. Instead, the modification, waiver and amendment and related provisions described in this “— Modification and Amendment” section will apply to the notes.

Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)	reduce the amount of notes whose holders must consent to an amendment;
(2)	reduce the rate of or extend the stated time for payment of interest on any note;
(3)	reduce the principal of or extend the stated maturity of any note;
(4)	make any change that adversely affects the conversion rights of any notes;
(5)	reduce the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(6)	make any note payable in money, or at a place of payment, other than that stated in the note;
(7)	change the ranking of the notes;
(8)	impair the right of any holder to receive payment of principal and interest on such holder's notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder's notes; or

(9)	make any change in the amendment provisions that require each holder's consent or in the waiver provisions.

Without the consent of any holder, we and the trustee may amend the indenture to:

(1)	cure any ambiguity, omission, defect or inconsistency;
(2)	provide for the assumption by a successor corporation of our obligations under the indenture;
(3)	add guarantees with respect to the notes;
(4)	secure the notes;
(5)	add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us;
(6)	make any change that does not adversely affect the rights of any holder;
(7)	in connection with any transaction described under “— Conversion Rights — Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the notes are convertible into reference property, subject to the provisions described under “— Conversion Rights — Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;
(8)	comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; or
(9)	conform the provisions of the indenture to the “Description of Notes” section in the preliminary prospectus supplement, as supplemented by the related pricing term sheet.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

The satisfaction, discharge and defeasance provisions described under “Description of Debt Securities — Satisfaction and Discharge; Defeasance” in the accompanying prospectus will not apply to the notes. Instead, the satisfaction and discharge provisions described in this “— Discharge” section will apply to the notes.

We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

Calculations in Respect of Notes

Except as otherwise provided above, we will be responsible for making all calculations called for under the notes. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the daily VWAPs, the daily conversion values, the daily settlement amounts, accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent, and each of the trustee and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.

Reports

The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act). Documents filed by us with the SEC via the EDGAR system will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR.

Trustee

The Bank of New York Mellon is the trustee, security registrar, paying agent and conversion agent. The Bank of New York Mellon, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Book-Entry, Settlement and Clearance

The global security and related provisions described under “Description of Debt Securities — Global Securities” will not apply to the notes. Instead, the global security and related provisions described in this “— Book-Entry, Settlement and Clearance” section will apply to the notes.

The Global Notes

The notes will be initially issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC's custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and
•	ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we, the trustee, nor the underwriters are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;
•	a “banking organization” within the meaning of the New York State Banking Law;
•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC's nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;
•	will not receive or be entitled to receive physical, certificated notes; and
•	will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC's nominee as the registered holder of the global note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•	an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its notes be issued in physical, certificated form.

DESCRIPTION OF CONVERTIBLE NOTE HEDGE AND WARRANT TRANSACTIONS

In connection with the pricing of the notes, we expect to enter into a convertible note hedge transaction with Nomura Global Financial Products Inc. (“NGFP”), an affiliate of Nomura Securities International, Inc. The convertible note hedge transaction will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of our common stock underlying the notes. Concurrently with entering into the convertible note hedge transaction, we also expect to enter into a warrant transaction with NGFP whereby we will sell to NGFP warrants to purchase, subject to customary anti-dilution adjustments, up to the same number of shares of our common stock.

We intend to use approximately $13.6 million of the net proceeds from this offering to pay the cost of the convertible note hedge transaction (after such cost is partially offset by the proceeds to us from the sale of the warrant transaction). If the underwriters exercise their over-allotment option, we expect to sell additional warrants to NGFP and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into an additional convertible note hedge transaction with NGFP.

The convertible note hedge transaction is expected generally to reduce the potential dilution to our common stock upon conversion of the notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, in the event that the market price per share of our common stock, as measured under the terms of the convertible note hedge transaction, is greater than the strike price of the convertible note hedge transaction, which initially corresponds to the conversion price of the notes and is subject to anti-dilution adjustments substantially similar to those applicable to the conversion rate of the notes. If, however, the market price per share of our common stock, as measured under the terms of the warrant transaction, exceeds the strike price of the warrants, there would nevertheless be dilution to the extent that such market price exceeds the strike price of the warrants.

We will not be required to make any cash payments to NGFP or its affiliates upon the exercise of the options that are a part of the convertible note hedge transaction, but we will be entitled to receive from it or them, as the case may be, a number of shares of our common stock, an amount of cash or a combination thereof generally based on the amount by which the market price per share of our common stock, as measured under the terms of the convertible note hedge transaction, is greater than the strike price of the convertible note hedge transaction during the relevant valuation period under the convertible note hedge transaction. Additionally, if the market price per share of our common stock, as measured under the terms of the warrant transaction, exceeds the strike price of the warrants during the measurement period at the maturity of the warrants, we will owe NGFP a number of shares of our common stock in an amount based on the excess of such market price per share of our common stock over the strike price of the warrants.

The convertible note hedge transaction and the warrant transaction are separate transactions entered into by us with NGFP, are not part of the terms of the notes and will not change the holders' rights under the notes. As a holder of the notes, you will not have any rights with respect to the convertible note hedge transaction or the warrant transaction.

For a discussion of the potential impact of any market or other activity by NGFP or its affiliates in connection with these convertible note hedge and warrant transactions, see “Underwriting — Convertible Note Hedge and Warrant Transactions” and “Risk Factors — Risks Related to the Notes — The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.”

UNDERWRITING

We will enter into an underwriting agreement with Guggenheim Securities, LLC, as representative of the several underwriters listed in the table below. Pursuant to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase from us, the principal amount of notes set forth opposite its name below:

Underwriter	Principal Amount of Notes
Guggenheim Securities, LLC	$100,000,000
Nomura Securities International, Inc.	$25,000,000
Total	$125,000,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the notes if any are purchased. The obligations of the underwriters under the underwriting agreement are subject to the satisfaction of certain conditions.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters initially propose to offer the notes to the public at the public offering price that appears on the cover page of this prospectus supplement. The underwriters may offer the notes to selected dealers at the public offering price minus a concession of up to 2.1% of the principal amount.

The following table shows the underwriting discounts and commissions to be paid to the underwriters by us in connection with this offering, assuming both no exercise and full exercise of the underwriters' over-allotment option described below.

Paid by Us

	No Exercise	Full Exercise
Per note	$35	$35
Total	$4,375,000	$5,031,250

We estimate that the expenses for this offering payable by us (other than discounts and commissions set forth in the table above) will be approximately $460,000.

Option to Purchase Additional Notes

We have granted the underwriters the right to purchase, exercisable within a 30-day period from the date of this prospectus supplement, up to an additional $18,750,000 principal amount of notes from us solely to cover over-allotments. If any additional notes are purchased with this option, the underwriters will offer such additional notes on the same terms as those on which the notes are being offered.

New Issue of Notes

The notes are a new issue of securities, and there is currently no established trading market for such notes. We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system.

Nomura has advised us that it intends to make a market in the notes, but it is not obligated to do so. Nomura may discontinue any market-making in the notes at any time in its sole discretion without notice. Accordingly, we cannot assure you that a liquid trading market will develop for the notes. If an active trading market for the notes does not develop, the market price and liquidity of the notes may be adversely affected. If the notes are traded, they may trade at a discount from their offering price depending on prevailing interest rates, the market for similar securities, our performance and other factors.

No Sale of Similar Securities

We and our directors and our executive officers have agreed that, for a period of 90 days from the date of this prospectus supplement, neither we nor they will, without the prior consent of Guggenheim Securities, LLC, directly or indirectly issue, offer, sell (or enter into any agreement to issue, offer or sell), solicit offers to purchase, grant any call option, warrant or other right to purchase, purchase any put option or other right to sell, pledge, borrow or otherwise dispose of, any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or other such equity security, establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to any shares of common stock or such other securities, enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the common stock or such other securities, file or participate in the filing of a registration statement with the SEC in respect of such common stock or securities, or publicly announce an intention to effect one of these transactions.

Notwithstanding the above, the underwriters have agreed in the underwriting agreement that the lock-up agreement applicable to us does not apply to (i) the sale of the securities in this offering, or the issuance by us of any shares of our common stock upon the conversion or exchange of the securities or of convertible or exchangeable securities outstanding on the date thereof; (ii) the exercise of currently outstanding options; (iii) the exercise of currently outstanding warrants; (iv) the grant of restricted stock awards, the grant and/or exercise of securities under, of the issuance and sale of shares pursuant to, employee stock option plans in effect on the date hereof or as amended by the Board of Directors hereafter; and (v) exercise and settlement or termination of the warrant transactions described herein.

During the lock-up period, we may also issue common stock in connection with (x) an acquisition, merger or other business combination or (y) a licensing agreement, partnering agreement or other strategic transaction, not to exceed in the aggregate the amount of common stock equal to 10.0% of our market capitalization. We will not file a registration statement under the Securities Act in connection with any transaction by us or any person that is prohibited pursuant to the foregoing, except for registration statements on Form S-8 relating to employee benefit plans.

However, if (1) during the last 17 days of the lock-up period we issue an earnings release or material news or a material event relating to us occurs; or (2) prior to the expiration of the lock-up period we announce that we will release earnings results during the 16-day period beginning on the last day of the lock-up period, then in either case the expiration of the lock-up will be extended until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable, unless Guggenheim waives, in writing, such extension; provided, however, that such extension will not apply if the earnings release, material news published or distributed is compliant under Rule 139 of the Securities Act and the Company’s securities are actively traded as defined in Rule 101(c)(1) of Regulation M of the Exchange Act.

In addition, notwithstanding the lock-up agreements applicable to our directors and our executive officers, the underwriters have agreed that such directors and executive officers may, without the prior written consent of the underwriters, transfer or sell any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or other such equity security (a) acquired in open market transactions after the completion of the transactions contemplated herein, (b) by (i) gift, will or intestacy, or (ii) distribution to their partners, members or shareholders, (c) to their immediate family members or any trust for their direct or indirect benefit or one or more members of their immediate family, (d) to any entity, all of the shareholders, partners or members of which consist of the transferring director or executive officer and/or one or more members of such director or officer’s immediate family, and (e) for tax planning purposes in connection with restricted stock units granted to the director or executive officer; provided, however, that in the case of a transfer pursuant to clauses (b) through (e) above, it shall be a condition to the transfer that the transferee (or trustee of any transferee trust) execute an agreement stating that the transferee is receiving and holding the securities subject to the provisions of the lock-up agreements; and provided, further, that in the case of any transfer pursuant to clauses (a) through (e), no filing by any party under the Exchange Act, or other public announcement shall be required or shall be made voluntarily in connection with such transfer (other than a filing on a Form 5 after the expiration of the lock-up period). In addition, notwithstanding the foregoing, our directors and our executive officers may (A) exercise any options or warrants to purchase any shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or other such equity security (including by cashless exercise to the extent permitted by the instruments representing such options or warrants); provided, however, that in any such case the shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or other such equity security issued upon exercise shall remain subject to the lock-up agreements, or (B) enter into a trading plan meeting the requirements of Rule 10b5-1 of the Exchange Act regarding the shares of common stock or any securities convertible into, or exercisable or exchangeable for, shares of common stock or other such equity security; provided, however, that sales under any such plan may not take place until after the expiration of the lock-up period.

In addition, each of our directors and our executive officers has agreed that, without the prior written consent of Guggenheim Securities, LLC, he or she will not, during the period commencing on the date of his or her lock-up agreement and ending 90 days after the date of this prospectus supplement, make any demand for, or exercise any right with respect to, the registration of any shares of our common stock or any security convertible into or exercisable or exchangeable for shares of our common stock. Guggenheim Securities, LLC, in its sole discretion, may release any of the securities subject to this lock-up agreement at any time without notice.

Price Stabilization and Short Positions; Repurchase of Common Stock

In connection with the offering of the notes, the underwriters may engage in over-allotment, stabilizing transactions and syndicate covering transactions in the notes and our common stock. Over-allotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the notes or our common stock in the open market for the purpose of pegging, fixing or maintaining the price of the notes. Syndicate covering transactions involve purchases of the notes or our common stock in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the notes or our common stock to be higher than it would otherwise be in the absence of those transactions.

These acquisitions could have the effect of raising or maintaining the market price of our common stock above levels that would otherwise have prevailed, or preventing or retarding a decline in the market price of our common stock. See “Use of Proceeds.”

Convertible Note Hedge and Warrant Transactions

In connection with the pricing of the notes, we expect to enter into a convertible note hedge transaction with NGFP. The convertible note hedge transaction is expected generally to reduce the potential dilution to our common stock upon any conversion of notes and/or offset any cash payments we are required to make in excess of the principal amount of converted notes, as the case may be. We also expect to enter into a warrant transaction with NGFP. However, the warrant transaction could separately have a dilutive effect on our common stock to the extent that the market price per share of our common stock exceeds the applicable strike price of the warrants.

We intend to use approximately $13.6 million of the net proceeds from this offering to pay the cost of the convertible note hedge transaction (after such cost is partially offset by the proceeds to us from the sale of the warrant transaction). If the underwriters exercise their over-allotment option, we expect to sell additional warrants to NGFP and use a portion of the proceeds from the sale of the additional notes, together with the proceeds from the sale of the additional warrants, to enter into an additional convertible note hedge transaction with NGFP.

In connection with establishing its initial hedge of the convertible note hedge and warrant transactions, NGFP or an affiliate thereof expects to enter into various derivative transactions with respect to our common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of our common stock or the notes at that time.

In addition, NGFP or an affiliate thereof may modify its hedge position by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and is likely to do so during any observation period related to a conversion of notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.

For a discussion of the potential impact of any market or other activity by NGFP or its affiliate in connection with these convertible note hedge and warrant transactions, see “Risk Factors — Risks Related to the Notes — The convertible note hedge and warrant transactions may affect the value of the notes and our common stock.”

Foreign Jurisdictions

With respect to offers and sales of our securities that are the subject of this prospectus supplement:

•	offers or sales of any of such securities to persons in the United Kingdom are prohibited in circumstances which have resulted in or will result in such securities being or becoming the subject of an offer of transferable securities to the public as defined in Section 102B of the Financial Services and Markets Act 2000 (as amended), or the FSMA;
•	all applicable provisions of the FSMA must be complied with, with respect to anything done in relation to such securities in, from or otherwise involving the United Kingdom; and
•	any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received in connection with the issue or sale of such securities shall only be communicated, or be caused to be communicated, in circumstances in which Section 21(1) of the FSMA does not apply to us.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of our securities which are the subject of this prospectus supplement to the public in that Relevant Member State other than:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
•	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of Guggenheim Securities, LLC for any such offer; or
•	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression “an offer of securities to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Other Relationships

The underwriters and their respective affiliates have provided in the past and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and our affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.

In addition, from time to time, the underwriters and their respective affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income and estate tax considerations related to the ownership and disposition of the notes and the shares of our common stock into which the notes may be converted. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable regulations, administrative rulings and judicial decisions in effect as of the date of this prospectus supplement, any of which may be subsequently changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (“IRS”), or by a court so as to result in U.S. federal income and estate tax consequences different from those discussed below. This summary deals only with a note or share of common stock held as a capital asset (generally property held for investment) by a beneficial owner who purchases the note on original issuance at the first price at which a substantial amount of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers, to which we refer as the “issue price.” This summary does not address all aspects of U.S. federal income and estate taxes related to the ownership and disposition of the notes and the shares of common stock into which the notes may be converted and does not deal with all tax consequences that may be relevant to investors in light of their particular circumstances, such as:

•	tax consequences to investors who may be subject to special tax treatment, including dealers in securities, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;
•	tax consequences to a person holding the notes or shares of our common stock as part of an integrated, conversion or constructive sale transaction or a straddle;
•	tax consequences to U.S. Holders (as defined below) of notes or shares of common stock whose “functional currency” is not the U.S. dollar;
•	tax consequences to investors in pass-through entities;
•	tax consequences to certain former citizens or residents of the United States;
•	alternative minimum tax consequences, if any;
•	the potential application of the tax on net investment income;
•	any state, local or foreign tax consequences; and
•	estate or gift taxes, if any, except as set forth below with respect to Non-U.S. Holders (as defined below).

If a partnership (or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes or shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding the notes or shares of common stock, you should consult your tax advisors.

If you are considering the purchase of notes, you should consult your tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdictions.

This summary is not binding on the IRS. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS would not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court.

Tax Considerations for U.S. Holders

In this discussion, we use the term “U.S. Holder” to refer to a beneficial owner of a note or shares of our common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

Interest

If you are a U.S. Holder, you will generally be required to include the stated interest on the notes in income as ordinary income at the time the interest is received or accrued, in accordance with your method of accounting for U.S. federal income tax purposes. If the issue price of a note is less than its stated principal amount and the difference is at least a de minimis amount (as set forth in the applicable Treasury regulations), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash attributable to that income. It is anticipated, and this discussion assumes, that any difference between the issue price of the notes and their stated principal amount will be less than a de minimis amount and that the notes will not be issued with original issue discount for U.S. federal income tax purposes.

We may pay additional interest to a holder in certain circumstances described above under the heading “Description of Notes — Events of Default.” The payment of additional interest may cause the notes to be treated as “contingent payment debt instruments.” According to applicable Treasury regulations, contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if such contingencies, as of the date of issuance, are either remote or incidental. We believe there is only a remote possibility that we will be obligated to make any such contingent payments on the notes and therefore intend to take the position that the notes are not contingent payment debt instruments. Assuming our position is respected, a U.S. Holder would be required to include in income such additional interest at the time payments are received or accrued, in accordance with the U.S. Holder's usual method of accounting for U.S. federal income tax purposes.

Our determination as to the remoteness of the additional interest and the characterization of the notes as not being contingent payment debt instruments, however, is inherently factual and not binding on the IRS. If the IRS were to challenge successfully our determination and the notes were treated as contingent payment debt instruments, U.S. Holders would generally be required, among other things, to accrue interest income at a rate higher than the stated interest rate on the notes, to treat as ordinary income, rather than capital gain, any gain recognized on a taxable disposition of a note and to treat the entire amount of realized gain upon conversion of the notes as taxable. Our determination that the notes are not contingent payment debt instruments is binding on U.S. Holders unless they disclose their contrary positions to the IRS in the manner that is required by applicable Treasury regulations.

Sale, Redemption or Other Taxable Disposition of the Notes

If you are a U.S. Holder, you will generally recognize gain or loss upon the sale, redemption or other taxable disposition of a note (other than upon a conversion of the note into shares of our common stock or a combination of cash and shares of our common stock, which is discussed below under “— Conversion of the Notes”) equal to the difference between (1) the amount realized upon such disposition and (2) your adjusted tax basis in the note. The amount realized will equal the amount of cash and the fair market value of any property received in exchange for the notes (other than any amount attributable to accrued but unpaid interest, which amount will be taxable as interest income to the extent not previously included in income). Your adjusted tax basis in a note generally will be equal to your purchase price for the note. Any gain or loss you recognize generally will be capital gain or loss, and will be long-term if your holding period is more than one year at the time of sale, redemption or other taxable disposition of the note. In the case of certain non-corporate U.S. Holders (including individuals), long-term capital gain is generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations under the Code.

Conversion of the Notes

Upon conversion of the notes, we may choose to pay or deliver, as the case may be, cash, shares of our common stock (and cash in lieu of any fractional share) or a combination of cash and shares of our common stock, as described above under “Description of Notes — Conversion Rights — Settlement upon Conversion.”

U.S. Holders of notes generally will not recognize gain or loss upon the conversion of the notes solely into shares of our common stock, except to the extent of cash received in lieu of fractional shares, which will be treated as described below under “— Fractional Shares,” and amounts attributable to accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income.

In the event that we deliver solely cash upon such a conversion, the U.S. Holder's gain or loss will be determined in the same manner as if the U.S. Holder disposed of the notes in a taxable disposition (as described above under “— Sale, Redemption or Other Taxable Disposition of the Notes”).

In the event that we deliver common stock and cash upon such a conversion, the U.S. federal income tax treatment of the conversion is uncertain. U.S. Holders should consult their tax advisors regarding the consequences of such a conversion. It is possible that the conversion may be treated as a recapitalization or as a taxable exchange in part, each as discussed below.

Treatment as a Recapitalization.  If the notes constitute “securities” for U.S. federal income tax purposes, a U.S. Holder may be treated as exchanging the notes for our common stock and cash in a recapitalization for U.S. federal income tax purposes. The term “securities” is not defined in the Code or in the Treasury regulations, and has not been clearly defined by judicial decisions. An instrument is considered a “security” for these purposes if, based on all the facts and circumstances, the instrument constitutes a meaningful investment in the issuer of the instrument. In addition, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the possible equity participation in the issuer. We intend to take the position that the notes are “securities” for U.S. federal income tax purposes.

If the notes are securities and the conversion is treated as a recapitalization for U.S. federal income tax purposes, then the U.S. Holder would realize capital gain, but not loss, equal to the excess of the sum of the fair market value of the common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be taxable as interest to the extent not previously included in income) over the U.S. Holder's adjusted tax basis in the notes. The amount of gain recognized, however, would be limited to the amount of cash received (excluding cash attributable to accrued but unpaid interest and cash received in lieu of fractional shares, which will be treated as described below).

Alternative Treatment as Part Conversion and Part Redemption.  If the conversion of a note into cash and common stock were not treated as a recapitalization, the cash payment received would generally be treated as proceeds from the redemption of a portion of the note and taxed in the manner described under “— Sale, Redemption or Other Taxable Disposition of the Notes” above (or, in the case of cash received in lieu of a fractional share, as a disposition of a fractional share), and the common stock received would be treated as having been received upon a conversion of the note, which generally would not be taxable to a U.S. Holder except to the extent of any common stock received with respect to accrued but unpaid interest. In such case, although there is no clear authority, we believe that the U.S. Holder's tax basis in the note should, in general, be allocated pro rata (based on fair market value) among the common stock received (other than common stock received with respect to accrued but unpaid interest), the fractional share that is treated as sold for cash and the portion of the note that is treated as sold for cash.

Fractional Shares.  Cash received in lieu of a fractional share of our common stock will be treated as if the fractional share had been issued and then redeemed for cash. Accordingly, a U.S. Holder generally will recognize capital gain or loss with respect to the receipt of cash paid in lieu of a fractional share measured by the difference between the amount of cash received for the fractional share and the portion of the U.S. Holder's tax basis in the notes that is allocated to the fractional share.

Basis and Holding Period of Common Stock.  Except as described above under “— Alternative Treatment as Part Conversion and Part Redemption,” your tax basis in the shares of common stock received upon conversion of the notes (other than common stock attributable to accrued but unpaid interest, the tax basis of which will equal the amount of accrued interest with respect to which the common stock was received) will equal your aggregate tax basis in the notes converted (less any portion allocable to cash received in lieu of a fractional share), reduced by the amount of any cash received (other than cash received in lieu of a fractional share or cash attributable to accrued but unpaid interest), and increased by the amount of gain, if any, recognized (other than with respect to a fractional share).

Your holding period for the shares of common stock received upon conversion of notes generally will include the period during which you held the notes prior to the conversion, except that the holding period of any common stock received with respect to accrued but unpaid interest will commence on the day after the date of receipt.

Constructive Distributions

If at any time we make a distribution of cash or property to our stockholders that would be taxable to the stockholders as a dividend for U.S. federal income tax purposes and, in accordance with the anti-dilution provisions of the notes, the conversion rate of the notes is increased, such increase will be a constructive distribution, taxable as a dividend to beneficial owners of the notes to the extent of our current and accumulated earnings and profits (and otherwise as discussed below), notwithstanding the fact that the beneficial owners do not receive a cash payment.

If the conversion rate is increased at our discretion or in certain other circumstances (including an adjustment to the conversion rate in connection with a fundamental change), such increase also may be a deemed distribution, taxable as a dividend to beneficial owners of the notes to the extent of our current and accumulated earnings and profits (and otherwise as discussed below), notwithstanding the fact that the beneficial owners do not receive a cash payment. In certain circumstances, the failure to adjust the conversion rate under the indenture may result in a taxable constructive distribution to beneficial owners of notes. Generally, an increase in the conversion rate under the indenture made pursuant to a bona fide reasonable adjustment formula in the event of stock dividends or distributions of rights to subscribe for our common stock will not be a taxable constructive distribution.

If there is a constructive distribution, such distribution will be taxable to you as a dividend to the extent of our current and accumulated earnings and profits, and thereafter as a return of capital or capital gain in accordance with the tax rules applicable to corporate distributions as described below under “— Distributions on Common Stock.” It is unclear whether this distribution would be eligible for the reduced rates of tax applicable to certain dividends paid to non-corporate beneficial owners or the dividends-received deduction applicable to certain dividends paid to corporate beneficial owners.

Because a constructive dividend would not give rise to any cash from which any applicable withholding obligation could be satisfied, any backup withholding required on your behalf because you failed to establish an exemption from backup withholding as discussed in “— Backup Withholding and Information Reporting,” might be withheld from payments of cash and common stock payable on the notes.

You should consult your tax advisor with respect to the tax consequences of an adjustment (or failure to make an adjustment) to the conversion rate and any resulting constructive distribution, including whether any taxable constructive dividend would be eligible for the reduced rates of tax applicable to dividends paid to non-corporate beneficial owners or the dividends-received deduction.

Distributions on Common Stock

Distributions paid on our common stock received upon a conversion of a note generally will be treated as dividends to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be taxable to you as ordinary income when received. Dividends received by a non-corporate U.S. Holder may be eligible to be taxed at reduced rates if the U.S. Holder meets certain holding period and other applicable requirements. Dividends received by a corporate U.S. Holder may be eligible for the dividends-received deduction, subject to applicable limitations. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of your investment, up to your tax basis in the shares. Any remaining excess generally will be treated as a capital gain.

Sale or Other Disposition of Common Stock

If you are a U.S. Holder, you will generally recognize gain or loss upon the sale or other disposition of our common stock received upon conversion of a note equal to the difference between the cash proceeds received plus the fair market value of any property received upon the sale or other disposition and your adjusted tax basis in the common stock. Any gain or loss you recognize generally will be capital gain or loss and will be long-term capital gain or loss if your holding period is more than one year at the time of sale or other disposition. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations under the Code.

Backup Withholding and Information Reporting

Information returns may be filed with the IRS in connection with payments on the notes, dividends on the common stock and proceeds from a sale or other disposition of the notes or the common stock. You will be subject to U.S. backup withholding on these payments if you fail to provide your taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Tax Considerations for Non-U.S. Holders

We use the term “Non-U.S. Holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of notes or shares of common stock that is not a U.S. Holder. Non-U.S. Holders should consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them.

Payments of Interest

A Non-U.S. Holder will not be subject to U.S. federal withholding tax or income tax in respect of interest income on a note provided that:

•	interest paid on the note is not effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if eligible for the benefits of an applicable income tax treaty, is not attributable to a U.S. permanent establishment);
•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;
•	the Non-U.S. Holder is not a bank receiving interest described in section 881(c)(3)(A) of the Code;
•	the Non-U.S. Holder is not a controlled foreign corporation (as defined in the Code) that is related to us (actually or constructively) through stock ownership; and
•	(a) the Non-U.S. Holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form) or (b) the Non-U.S. Holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the Non-U.S. Holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury regulations. Special certification rules apply to Non-U.S. Holders that are pass-through entities.

If you cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed

(i) IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable form claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with your conduct of a trade or business in the United States. If you are engaged in a trade or business in the United States and interest on the notes is effectively connected with the conduct of that trade or business and, if eligible for the benefits of an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although you will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied, you will be subject to U.S. federal income tax on that interest on a net-income basis in the same manner as if you were a U.S. Holder. In addition, if you are a foreign corporation, you may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with your conduct of a trade or business in the United States.

Sale, Certain Redemptions or Other Taxable Dispositions of Notes or Shares of Common Stock

Subject to the discussion below concerning backup withholding and FATCA, if you are a Non-U.S. Holder, you generally will not be subject to U.S. federal income tax on gain realized on a sale, certain redemptions or other taxable dispositions (including conversion) of notes or common stock unless:

•	the gain is effectively connected with your conduct of a trade or business in the United States (and, if eligible for the benefits of an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base);
•	you are an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or
•	we are or have been a “United States real property holding corporation”, as defined in the Code, during the shorter of your holding period and the five-year period ending on the date of disposition of the notes or our common stock, as the case may be. Although there can be no assurance, we believe that we are not, and we do not anticipate becoming, a United States real property holding corporation.

If gain recognized by you on a sale, exchange or other disposition of notes or common stock is effectively connected with your conduct of a trade or business in the United States, you will generally be taxed on that gain in the same manner as a U.S. Holder (see “Tax Considerations for U.S. Holders” above), subject to an applicable income tax treaty providing otherwise. You should consult your tax advisor with respect to other U.S. tax consequences of the ownership and disposition of notes and common stock, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if you are a foreign corporation. If you are an individual described in the second bullet point above, you will be subject to a flat 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which may be offset by U.S.-source capital losses, even though you are not considered a resident of the United States.

Any gain recognized by you upon the conversion of a note as a result of the receipt of cash in lieu of a fractional share of our common stock will be subject to U.S. federal income tax or withholding tax in accordance with the above rules. Any common stock that you receive on the conversion of a note that is attributable to accrued interest will be subject to U.S. federal income tax or withholding tax in accordance with the rules for taxation of interest described above under “— Payments of Interest.”

Taxation of Dividends on Common Stock and Constructive Distributions on the Notes

Any dividends paid to you with respect to the shares of common stock (and any deemed dividends resulting from certain adjustments, or failure to make adjustments, to the conversion rate for the notes, see “Tax Considerations for U.S. Holders — Constructive Distributions” above) will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business within the United States and, if eligible for the benefits of an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net-income basis in the same manner as if you were a U.S. Holder. In addition, any such effectively connected income received by a foreign corporation may, under certain circumstances, be subject to a branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

As discussed above under “— Payments of Interest,” certain certification requirements and disclosure requirements must be complied with in order to claim the benefit of an applicable treaty rate or for effectively connected income to be exempt from withholding. Because a constructive dividend deemed received by a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if withholding is required on behalf of a Non-U.S. Holder, any such tax might be withheld from subsequent payments of cash and common stock payable on the notes. You may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with dividend and interest payments on the notes and dividends on the common stock. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes or common stock, and you may be subject to U.S. backup withholding on payments on the notes, dividends on the common stock and the proceeds from a sale or other disposition of the notes or common stock. The certification procedures required to claim the exemption from withholding tax on interest described above in the last bullet point under “— Payments of Interest” generally will avoid backup withholding as well. The amount of any backup withholding from a payment will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Recently enacted legislation and other IRS guidance, commonly referred to as FATCA, generally impose a 30% withholding tax on interest and dividends paid on, and gross proceeds from the sale or other disposition of, debt obligations or stock in a United States corporation if paid to: (i) a foreign financial institution (as specially defined under these rules), unless that foreign financial institution agrees to collect and disclose information regarding U.S. account holders of that foreign financial institution (including certain account holders that are foreign entities that have U.S. owners) and satisfies other requirements; or (ii) a non-financial foreign entity, unless that entity certifies that it is exempt from FATCA withholding or, if it is a “passive” non-financial foreign entity, that it either does not have any substantial U.S. owners or, if it does have substantial U.S. owners, provides the name, address and taxpayer identification number of each substantial U.S. owner and that entity satisfies other specified requirements. Such certifications are generally made on an IRS Form W-8IMY, IRS Form W-8BEN-E or other applicable form.

Withholding under FATCA applies to payments of interest on notes and payments of dividends (including constructive dividends) on our common stock and will apply to payments of gross proceeds from a sale or other disposition of notes (including payment at maturity) or our common stock made after December 31, 2016.

Both U.S. and Non-U.S. Holders are encouraged to consult their tax advisors regarding the application of FATCA to their investment in the notes and our common stock.

U.S. Federal Estate Taxes

A note beneficially owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual's death, provided that:

•	the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code; and
•	interest payments with respect to such note, if received at the time of the individual's death, would not have been effectively connected with the conduct of a U.S. trade or business by the individual.

Stock of a U.S. corporation owned or treated as owned by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of his or her death

(including stock treated as owned by such Non-U.S. Holder by reason of a transfer subject to certain retained powers, or by reason of any transfer within three years of death) will be included in the individual's estate for U.S. federal estate tax purposes and thus will be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Dentons US LLP, New York, New York. The underwriters are being represented in connection with this offering by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated balance sheets of ANI Pharmaceuticals, Inc. and subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders' equity/(deficit), and cash flows for each of the years in the two-year period ended December 31, 2013, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated by reference, in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act with the SEC. We make available free of charge on our website (www.anipharmaceuticals.com) our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Also posted on our website in the “Investors — Corporate Governance” section are our Corporate Governance Guidelines, Code of Ethics and the charters for the Audit and Finance, Compensation, and Nominating and Corporate Governance Committees. Information on, or accessible through, our website is not a part of, and is not incorporated into, this report or any other SEC filing. Copies of ANI's SEC filings or corporate governance materials are available without charge upon written request to Investor Relations, c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota, 56623.

Any materials we file with the SEC are also publicly available through the SEC's website (www.sec.gov) or may be read and copied at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330.

INCORPORATION BY REFERENCE

We filed a registration statement on Form S-3 with the SEC to register the convertible notes offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not include all the information contained in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC.

The SEC allows us to incorporate information from documents that it has filed or will file with the SEC into this prospectus supplement by making reference to those documents in this prospectus supplement. This “incorporation by reference” permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus supplement and any information filed by us with the SEC subsequent to the date of this prospectus supplement will automatically be deemed to update and supersede this information.

We incorporate by reference the following documents which we have already filed with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2014;
•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2014; June 30, 2014 and September 30, 2014, filed on May 12, 2014; August 7, 2014 and November 10, 2014, respectively;

•	Current Reports on Form 8-K filed March 5, 2014; April 4, 2014; May 27, 2014; July 1, 2014; and August 1, 2014; and
•	the description of our common stock contained in our Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of July 17, 2013, Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of June 1, 2012, and Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc. dated as of October 14, 2009, incorporated by reference to Exhibit 3.1 to ANI's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this prospectus supplement until the termination of the offering of common stock under this prospectus supplement, shall be deemed to be incorporated in this prospectus supplement by reference.

We will provide without charge upon written or oral request to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any and all of the documents which are incorporated by reference into this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus (other than exhibits unless such exhibits are specifically incorporated by reference in such documents).

You may request a copy of these documents by writing to Investor Relations, c/o ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota, 56623.

PROSPECTUS

$250,000,000

ANI Pharmaceuticals, Inc.

Debt Securities, Preferred Stock, Common Stock,
Debt Warrants and Equity Warrants
and
3,500,000 Shares
of
Common Stock
Offered for Resale by Selling Stockholders

The Company may sell from time to time in one or more offerings up to $250,000,000 in the aggregate of:

•	the Company's secured or unsecured debt securities, in one or more series, which may be either senior, senior subordinated or subordinated debt securities;
•	shares of the Company's preferred stock in one or more series;
•	shares of the Company's common stock;
•	debt warrants;
•	equity warrants; and
•	any combination of the foregoing.

In addition, the selling stockholders to be named in prospectus supplement may offer and sell, from time to time, up to 3,500,000 shares of the Company's common stock, par value $.0001 per share. The selling stockholders may offer the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Company will not receive any of the proceeds from the sale of shares of the Company's common stock by the selling stockholders. Neither the Company nor the selling stockholders are required to sell any securities.

When the Company decides to sell particular securities or when the selling stockholders decide to sell shares of common stock, the Company will provide you with the specific terms and the offering price of the securities the Company or the selling stockholders, as applicable, are then offering in one or more prospectus supplements to this prospectus. The prospectus supplement may add to, change or update information contained in this prospectus. The prospectus supplement may also contain important information about U.S. federal income tax consequences. You should carefully read this prospectus, together with any prospectus supplements and information incorporated by reference in this prospectus and any prospectus supplements, before you decide to invest. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

The Company's common stock is quoted on The NASDAQ Global Market under the trading symbol “ANIP.” Any common stock sold pursuant to this prospectus or any prospectus supplement will be listed on that exchange, subject to official notice of issuance. Each prospectus supplement to this prospectus will contain information, where applicable, as to any other listing on any national securities exchange of the securities covered by the prospectus supplement.

The aggregate market value of the Company's outstanding common stock held by non-affiliates is $237,796,811 based on 11,282,982 shares of outstanding common stock, of which 7,636,378 are held by non-affiliates, and a per share price of $31.14 based on the closing sale price of the Company's common stock on May 7, 2014.

Investing in the Company's securities involves significant risks. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 14, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that the Company filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process or continuous offering process, which allows the Company to offer and sell any combination of the securities described in this prospectus in one or more offerings. Using this prospectus, the Company may offer up to a total dollar amount of $250,000,000 of these securities. In addition, the selling stockholders to be identified in a prospectus supplement may from time to time sell up to 3,500,000 shares of the Company's common stock in one or more offerings.

This prospectus provides you with a general description of the securities the Company or selling stockholders may offer. Each time the Company or selling stockholders sell securities pursuant to this registration statement and the prospectus contained herein, the Company will provide a prospectus supplement that will contain specific information about the terms of that offering. That prospectus supplement may include additional risk factors about the Company and the terms of that particular offering. Prospectus supplements may also add to, update or change the information contained in this prospectus. To the extent that any statement that the Company makes in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in such prospectus supplement. In addition, as described in the section entitled “Where You Can Find More Information,” the Company has filed and plans to continue to file other documents with the SEC that contain information about the Company and the business conducted by the Company and its subsidiaries. Before you decide whether to invest in any of these securities, you should read this prospectus, the prospectus supplement that further describes the offering of these securities and the information the Company files with the SEC.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “ANI” and “the Company” refer and relate to ANI Pharmaceuticals, Inc., and its consolidated subsidiary.

ABOUT THE COMPANY

The Company's Business

ANI Pharmaceuticals, Inc. and its consolidated subsidiary, ANIP Acquisition Company d/b/a ANI Pharmaceuticals, Inc. (“ANIP” or “Subsidiary”), is an integrated specialty pharmaceutical company developing, manufacturing, and marketing branded and generic prescription pharmaceuticals. The Company's targeted areas of product development currently include narcotics, oncolytics (anti-cancers), hormones and steroids, and complex formulations involving extended release and combination products. The Company has two pharmaceutical manufacturing facilities located in Baudette, Minnesota, which are capable of producing oral solid dose products, as well as liquids and topicals, narcotics, and potent products that must be manufactured in a fully-contained environment. The Company's strategy is to continue to use these manufacturing assets to develop, produce, and distribute niche generic pharmaceutical products.

On June 19, 2013, pursuant to a merger agreement dated as of April 12, 2013, ANIP became a wholly-owned subsidiary of BioSante Pharmaceuticals, Inc. (“BioSante”) in an all-stock, tax-free reorganization (the “Merger”). The Merger was accounted for as a reverse acquisition, pursuant to which ANIP was considered the acquiring entity for accounting purposes. BioSante was a publicly-held pharmaceutical company focused on developing high value, medically-needed products. ANIP entered into the Merger to secure additional capital and gain access to capital market opportunities as a public company.

In addition, in July 2013, the Company's stockholders approved and the Company subsequently effected (i) a one-for-six reverse stock split of the Company's common stock and class C special stock, with a proportional reduction in the number of authorized shares of its common stock, class C special stock and blank check preferred stock, and (ii) a change of the Company's name from “BioSante Pharmaceuticals, Inc.” to “ANI Pharmaceuticals, Inc.”

Products, Markets and Contract Manufacturing

Products

The Company's established product portfolio consists of both branded and generic pharmaceuticals, including:

Generic Products	Branded Product
Esterified Estrogen with Methyltestosterone Tablets	Cortenema®
Fluvoxamine Maleate Tablets	Reglan® Tablets
Hydrocortisone Enema
Metoclopramide Syrup
Opium Tincture

Esterified Estrogen with Methyltestosterone (“EEMT”) is used to treat moderate to severe vasomotor symptoms of menopause, such as hot flashes and heart palpations that are not improved by estrogen medications alone. For the year ended December 31, 2013, EEMT comprised 33% of the Company's net sales, a substantial increase over the prior year wherein EEMT comprised only 9% of the Company's net sales. In the third quarter of 2013, a significant competitor stopped producing EEMT, which led to a material increase in the Company's market share for the product and enabled the Company to significantly increase the price it charges for the product.

Fluvoxamine Maleate is used to treat obsessions and compulsions in patients with obsessive-compulsive disorder. It is generally used when the obsessions and compulsions in a patient interfere with the patient's ability to function socially and occupationally.

Hydrocortisone Enema and its branded equivalent, Cortenema® are used for the treatment of ulcerative colitis, especially distal forms, including ulcerative proctitis, ulcerative proctosigmoiditis, and left-sided ulcerative colitis. The products have also proved useful in some cases involving the transverse and ascending colons.

Metoclopramide syrup and its branded equivalent, Reglan®, in tablet form, are prescribed for periods of four to twelve weeks for heartburn symptoms with gastroesophageal reflux disease when certain other treatments do not work. The products relieve daytime heartburn and heartburn after meals and also help ulcers in the esophagus to heal. The products also relieve symptoms of slow stomach emptying in people with diabetes and help treat symptoms such as nausea, vomiting, heartburn, feeling full long after a meal, and loss of appetite.

Opium Tincture is used is to treat severe diarrhea by slowing the movement of the intestines and decreasing the number and frequency of bowel movements.

Markets

In determining which products to pursue for development, the Company targets markets whose products are complex to manufacture and therefore have higher barriers to entry. These market factors provide opportunities for the Company's growth consistent with its competitive strengths at the same time that they decrease the number of potential competitors in the markets. These markets currently include hormone and steroidal drugs, oncolytics, and narcotics and complex formulations, including extended release and combination products.

Hormone and Steroidal Drugs

The market for hormone and steroidal drugs includes hormone therapy to alleviate menopausal symptoms in women, contraceptives, testosterone replacement therapies for men, and therapies for treating hormone-sensitive and other cancers.

Hormone Therapy (“HT”) has been an accepted medical treatment for alleviating the symptoms of menopause since the 1930s, with formal U.S. Food and Drug Administration (the “FDA”) approval for that use granted in 1942. Initially, HT consisted of estrogen only, but has evolved to include combination therapies of estrogen, progesterone and androgens. The Company targets niche products in the HT and steroidal products market for several reasons, including:

•	hormone and steroid products are a core competency based on the Company's manufacturing and product development teams' long history of manufacturing these types of products; and
•	the aging baby boom population, of which women represent a majority, is expected to support continued growth in the HT market.

Oncolytics

The Company is positioned to develop and manufacture niche oncolytic (anti-cancer) drugs due to the capabilities of the Company's containment facility and its expertise in manufacturing segregation. In particular, the Company is targeting products subject to priority review by the FDA — those with no blocking patents and no generic competition. In addition to one such product already under development, the Company has identified additional priority review opportunities in oncolytics.

Narcotics

The Company's main manufacturing facility in Baudette, Minnesota is licensed by the Drug Enforcement Administration for the manufacture and distribution of Schedule II narcotics, i.e., drugs considered to have a high abuse risk but that also have safe and accepted medical uses in the United States. In addition to its existing pipeline of four Abbreviated New Drug Applications, the Company has identified additional product development opportunities in this market.

Contract Manufacturing

The Company manufactures pharmaceutical products for several branded and generic companies, which outsource production to the Company in order to:

•	free-up internal resources to focus on sales and marketing as well as research and development;
•	employ internal capacity to manufacture higher volume or more critical products; and
•	utilize the Company's specialized equipment and expertise.

The Company considers contract manufacturing to be an important component of its ongoing business. Given its highly specialized manufacturing capabilities, the Company is focused on attracting niche contract manufacturing opportunities that fill idle capacity and offer high margins.

Trademark Notice

Cortenema® and Reglan® are registered trademarks of ANI Pharmaceuticals, Inc. (Baudette, Minnesota).

Corporate Information

The Company's principal executive offices are located at 210 Main Street West, Baudette, Minnesota, 56623, its telephone number is (218) 634-3500, and its website address is www.anipharmaceuticals.com. The website and the information contained therein or connected thereto are not incorporated into this prospectus. The Company's common stock is listed on The NASDAQ Global Market under the symbol “ANIP.”

RISK FACTORS

Before you invest in any of the Company's securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in the Company's most recent Annual Report on Form 10-K and any risk factors disclosed under the heading “Risk Factors” in Part II, Item 1A in any Quarterly Report on Form 10-Q that the Company files after its most recent Annual Report on Form 10-K, which are incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by the Company's future filings under the Exchange Act.

The risks and uncertainties the Company describes are not the only ones facing the Company. Additional risks and uncertainties not presently known to the Company or that the Company currently deems immaterial may also impair its business or operations. Any adverse effect on the Company's business, financial condition or operating results could result in a decline in the value of the securities and the loss of all or part of your investment. The prospectus supplement applicable to each series of securities the Company or the selling stockholders offer may contain a discussion of additional risks applicable to an investment in the Company and the securities the Company or the selling stockholders are offering under that prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus and certain information incorporated herein by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such statements include, but are not limited to, statements about the potential benefits of the recent Merger, the Company's plans, objectives, expectations and intentions with respect to future operations and products, the anticipated financial position, operating results and growth prospects of the Company and other statements that are not historical in nature, particularly those that utilize terminology such as “anticipates,” “will,” “expects,” “plans,” “potential,” “future,” “believes,” “intends,” “continue,” other words of similar meaning, derivations of such words and the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, subject to change. You should not place undue reliance on those statements because they are subject to numerous uncertainties, risks and other factors relating to the Company's operations and business environment and other factors, all of which are difficult to predict and many of which are beyond the Company's control.

Uncertainties and risks may cause the Company's actual results to be materially different than those expressed in or implied by such forward-looking statements. Uncertainties and risks include, but are not limited to, the risk that the Company may in the future face increased difficulty in importing raw materials and/or increased competition, for its Esterified Estrogen with Methyltestosterone Tablet product; competitive conditions for the Company's other products may intensify; the Company may be required to seek the approval of the FDA for its unapproved products or withdraw such products from the market; general business and economic conditions; the Company's expectations regarding trends in markets for the Company's current and planned products; the Company's future cash flow and its ability to support its operations; the Company's ability to obtain additional financing as needed; the difficulty of developing pharmaceutical products, obtaining regulatory and other approvals and achieving market acceptance of such products; and the marketing success of the Company's licensees or sublicensees.

More detailed information on these and additional factors that could affect the Company's actual results are described in the “Risk Factors” section in Part I, Item 1A. of the Company's most recent annual report on Form 10-K and in other cautionary statements and risks included in other reports the Company files with the SEC. All forward-looking statements in this prospectus speak only as of the date made and are based on the Company's current beliefs, assumptions, and expectations. The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the Company will use the net proceeds from the sale of securities offered by this prospectus primarily to research, develop, commercialize and expand its drug products; to acquire complementary businesses and technologies; and for other working capital and general corporate purposes. As of the date of this prospectus supplement, the Company has not identified any specific material proposed uses of the anticipated proceeds.

The amounts and timing of any expenditures will vary depending on: the type, number, costs, and results of the product candidate development programs which the Company is pursuing or may choose to pursue in the future; the scope, progress, expansion, costs, and results of its clinical trials; competitive and technological developments; and the rate of growth, if any, of its business. Accordingly, unless otherwise indicated in the prospectus supplement, the Company's management will have significant flexibility in applying the net proceeds of the offerings, and investors will be relying on the judgment of the Company's management regarding the application of these net proceeds. Pending the application of the net proceeds, the Company intends to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

The Company will not receive any of the proceeds from the sale of the Company's common stock by the selling stockholders.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information the Company includes in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that the Company may offer under this prospectus. While the terms the Company has summarized below will apply generally to any future debt securities the Company may offer under this prospectus, the Company will describe the particular terms of any debt securities that the Company may offer in more detail in the applicable prospectus supplement. The terms of any debt securities the Company offers under a prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of December 31, 2013, the Company had no outstanding indebtedness, including accrued interest.

The Company will issue the senior debt securities under the senior indenture that the Company will enter into with the trustee named in the senior indenture. The Company will issue the subordinated debt securities under the subordinated indenture that the Company will enter into with the trustee named in the subordinated indenture. The Company has filed forms of these documents as exhibits to the registration statement which includes this prospectus. The Company uses the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. The Company uses the term “trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. Except as the Company may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. The Company may specify a maximum aggregate principal amount for the debt securities of any series.

The Company is not limited as to the amount of debt securities it may issue under the indentures. The prospectus supplement will set forth:

•	whether the debt securities will be senior or subordinated;
•	the offering price;
•	the title;
•	any limit on the aggregate principal amount;
•	the person who shall be entitled to receive interest, if other than the record holder on the record date;
•	the date the principal will be payable;
•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;
•	the place where payments may be made;
•	any mandatory or optional redemption provisions;
•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;
•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether the Company or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;
•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount which will be deemed to be the principal amount;
•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance;”
•	any conversion or exchange provisions;
•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;
•	whether the debt securities will be issuable in the form of a global security;
•	any subordination provisions, if different from those described below under “Subordinated Debt Securities;”
•	any deletions of, or changes or additions to, the events of default or covenants; and
•	any other specific terms of such debt securities.
•	Unless otherwise specified in the prospectus supplement:
•	the debt securities will be registered debt securities; and
•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by the Company.

The Company will not impose a service charge for any transfer or exchange, but the Company may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, the Company will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or
•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

The Company may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by the Company will be named in the prospectus supplement. The Company may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, the Company will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global Securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary that the Company will identify in a prospectus supplement;
•	be deposited with the depositary or nominee or custodian; and
•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified the Company that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;
•	an event of default is continuing; or
•	any other circumstances described in a prospectus supplement.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indenture. Except in the above limited circumstances, owners of beneficial interests in a global security:

•	will not be entitled to have the debt securities registered in their names,
•	will not be entitled to physical delivery of certificated debt securities, and
•	will not be considered to be holders of those debt securities under the indentures.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants' interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary.

The depositary policies and procedures may change from time to time. Neither the Company nor the trustee will have any responsibility or liability for the depositary's or any participant's records with respect to beneficial interests in a global security.

Payment and Paying Agent

The provisions of this paragraph will apply to debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by the Company. However, at the Company's option, the Company may pay interest by mailing a check to the record holder. The corporate trust office initially will be designated as the Company's sole paying agent.

The Company may also name any other paying agents in the prospectus supplement. The Company may designate additional paying agents, change paying agents or change the office of any paying agent. However, the Company will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by the Company to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to the Company. Thereafter, the holder may look only to the Company for such payment.

Consolidation, Merger and Sale of Assets

The Company may not consolidate with or merge into any other person, in a transaction in which it is not the surviving corporation, or convey, transfer or lease the Company's properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;
•	the successor assumes the Company's obligations on the debt securities and under the indenture;
•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and
•	certain other conditions are met.

If the debt securities are convertible for the Company's other securities or securities of other entities, the person with whom the Company consolidates or merges or to whom the Company sells all of its property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default

Unless the Company informs you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due and payable;
(2)	failure to pay any interest on any debt security of that series when it becomes due and payable, and continuation of that failure for a period of 90 days (unless the entire amount of such payment is deposited by the Company with the trustee or paying agent prior to the expiration of the 90-day period);
(3)	failure to deposit any sinking fund payment, when and as due in respect of any debt security of that series;
(4)	failure to perform or breach of any other covenant or warranty by the Company in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than the series), which failure continues uncured for a period of 90 days after the Company receives the notice required in the indenture;
(5)	the Company's bankruptcy, insolvency or reorganization; and
(6)	any other event of default with respect to debt securities of that series that is described in the applicable prospectus supplement accompanying this prospectus.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by the Company on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee security and indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request.

Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;
(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and
(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

A holder may not use the indenture to prejudice the rights of any holder, or to obtain or to seek to obtain priority or preference over another holder or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders (it being understood that the trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security without following the procedures listed in (1) through (3) above.

The Company will furnish the trustee an annual statement by its officers as to whether or not the Company is in default in the performance of the indenture and, if so, specifying all known defaults.

Modification and Waiver

The Company and the trustee may make modifications and amendments to the indentures with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither the Company nor the trustee may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;
•	reduce the principal, premium, if any, or interest on any debt security;
•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;
•	reduce the rate of interest on any debt security;
•	change the currency in which any debt security is payable;
•	impair the right to enforce any payment after the stated maturity or redemption date;
•	waive any default or event of default in payment of the principal of, premium or interest on any debt security;
•	waive a redemption payment or modify any of the redemption provisions of any debt security;

•	adversely affect the right to convert any debt security in any material respect; or
•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and Discharge; Defeasance

The Company may be discharged from its obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if the Company deposits with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture will contain a provision that permits the Company to elect:

•	to be discharged from all of the Company's obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or
•	to be released from the Company's obligations under the following covenants and from the consequences of an event of default resulting from a breach of these covenants: (1) the subordination provisions under a subordinated indenture; and (2) covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, the Company must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, the Company must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the law of the State of New York.

Regarding the Trustee

The indentures will limit the right of the trustee, should it become a creditor of the Company, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions. However, if the trustee, acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordinated Debt Securities

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of the Company's senior indebtedness. Subordinated debt securities also are effectively subordinated to all debt and other liabilities, including trade payables and lease obligations, if any, of the Company's subsidiaries.

Upon any distribution of the Company's assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness of all senior indebtedness. In the event of any acceleration of the subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution. The indentures will require the Company to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

The Company may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at the Company's option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace, which is called a “payment default;” or
•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default, which is called a “payment blockage notice” from the Company or any other person permitted to give such notice under the indenture, which is called a “non-payment default.”

The Company may resume payments and distributions on subordinated debt securities:

•	in the case of a payment default, upon the date on which such default is cured or waived or ceases to exist; and
•	in the case of a non-payment default, the earlier of the date on which such nonpayment default is cured or waived or ceases to exist and 179 days after the date on which the payment blockage notice is received by the trustee, if the maturity of the designated senior indebtedness has not been accelerated.

No new period of payment blockage may be commenced pursuant to a payment blockage notice unless 365 days have elapsed since the initial effectiveness of the immediately prior payment blockage notice and all scheduled payments of principal, premium and interest, including any liquidated damages, on the notes that have come due have been paid in full in cash. No non-payment default that existed or was continuing on the date of delivery of any payment blockage notice shall be the basis for any later payment blockage notice unless the non-payment default is based upon facts or events arising after the date of delivery of such payment blockage notice.

If the trustee or any holder of the notes receives any payment or distribution of the Company's assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of the Company's bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than the Company's other creditors (including the Company's trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

Unless the Company informs you otherwise in the prospectus supplement, the Company will not be prohibited from incurring debt, including senior indebtedness, under any indenture relating to subordinated debt securities. The Company may from time to time incur additional debt, including senior indebtedness.

The Company is obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to subordinated debt securities. The trustee's claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;
(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers' acceptances;
(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on the Company's balance sheet;
(4)	all obligations and liabilities, contingent or otherwise, as lessee under leases for facility equipment (and related assets leased together with such equipment) and under any lease or related document (including a purchase agreement, conditional sale or other title retention or synthetic lease agreement) in connection with the lease of real property or improvement thereon (or any personal property included as part of any such lease) which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the obligations under such lease or related document to purchase or cause a third party to purchase such leased property (whether or not such lease transaction is characterized as an operating lease or a capitalized lease in accordance with GAAP) or pay an agreed upon residual value of the leased property to the lessor;
(5)	all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase agreement or other similar instrument or agreement;
(6)	all direct or indirect guaranties or similar agreements in respect of, and the Company's obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;
(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by the Company; and
(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on the Company's current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by the Company, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;
•	the Company's indebtedness to any of the Company's majority-owned subsidiaries; and
•	subordinated debt securities.

DESCRIPTION OF PREFERRED STOCK

As of the date of this prospectus, the Company has authorized 1,666,667 shares of preferred stock, par value $.0001 per share, none of which are outstanding. Under the Company's Restated Certificate of Incorporation, the Company's Board of Directors is authorized to issue shares of the Company's preferred stock from time to time, in one or more classes or series, without stockholder approval. Prior to the issuance of shares of each series, the Board of Directors is required by the General Corporation Law of the State of Delaware to adopt resolutions and file a Certificate of Designation with the Secretary of State of the State of Delaware, fixing for each such series the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series. Any exercise of the Company's Board of Directors of its rights to do so may affect the rights and entitlements of the holders of the Company's common stock as set forth below.

The Company's Board of Directors could authorize the issuance of shares of preferred stock with terms and conditions which could have the effect of discouraging a takeover or other transaction which holders of some, or a majority, of such shares might believe to be in their best interests or in which holders of some, or a majority, of such shares might receive a premium for their shares over the then-market price of such shares.

General

Subject to limitations prescribed by the General Corporation Law of the State of Delaware, the Company's Restated Certificate of Incorporation and the Company's Amended and Restated Bylaws (“Bylaws”), the Company's Board of Directors is authorized to fix the number of shares constituting each series of preferred stock and the designations, powers, preferences, rights, qualifications, limitations and restrictions of the shares of such series, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of the Board of Directors. Each series of preferred stock that the Company offers under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.

The applicable prospectus supplement(s) will describe the following terms of the series of preferred stock in respect of which this prospectus is being delivered:

•	the title and stated value of the preferred stock;
•	the number of shares of the preferred stock offered, the liquidation preference per share and the purchase price of the preferred stock;
•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends;
•	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock shall accumulate;
•	the procedures for any auction and remarketing, if any, for the preferred stock;
•	the provisions for a sinking fund, if any, for the preferred stock;
•	the provisions for redemption, if applicable, of the preferred stock;
•	any listing of the preferred stock on any securities exchange or market;
•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock or another series of the Company's preferred stock, including the conversion price (or its manner of calculation) and conversion period;
•	the terms and conditions, if applicable, upon which preferred stock will be exchangeable into the Company's debt securities, including the exchange price, or its manner of calculation, and exchange period;
•	voting rights, if any, of the preferred stock; a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;
•	whether interests in the preferred stock will be represented by depositary shares;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company's affairs;
•	any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company's affairs; and
•	any other specific terms, preferences, rights, limitations or restrictions on the preferred stock.

Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company rank:

•	senior to all classes or series of the Company's common stock, and to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company;
•	on a parity with all equity securities issued by the Company that do not rank senior or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company; and
•	junior to all equity securities issued by the Company the terms of which do not specifically provide that such equity securities rank on a parity with or junior to the preferred stock with respect to dividend rights or rights upon the liquidation, dissolution or winding up of the Company (including any entity with which the Company may be merged or consolidated or to which all or substantially all of the Company's assets may be transferred or which transfers all or substantially all of the Company's assets).

As used for these purposes, the term “equity securities” does not include convertible debt securities.

Transfer Agent and Registrar

The transfer agent and registrar for any series of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF COMMON STOCK

This description of the Company's common stock is a summary. You should keep in mind, however, that it is the Company's Restated Certificate of Incorporation and Bylaws, and not this summary, which define any rights you may acquire as a stockholder. There may be other provisions in such documents which are also important to you. You should read such documents for a full description of the terms of the Company's common stock, along with the applicable provisions of Delaware law.

As of the date of this prospectus, the Company has authorized 33.3 million shares of common stock, par value $0.0001 per share. As of May 7, 2014, there were 11,282,982 shares of common stock outstanding, which does not include:

•	approximately 555 thousand shares of the Company's common stock issuable upon the exercise of warrants outstanding as of May 7, 2014, at weighted average price of $71.46 per share (without giving effect to any of the anti dilution adjustment provisions thereof);
•	approximately 165 thousand shares of the Company's common stock issuable upon the exercise of options outstanding as of May 7, 2014, at weighted average price of $47.16 per share (without giving effect to any of the anti dilution adjustment provisions thereof);
•	approximately 79 thousand shares of common stock available for future grant under the Company's Third Amended and Restated 2008 Stock Incentive Plan, as amended and restated, as of June 1, 2012 (the “Current Plan”); and

•	approximately 894 thousand shares of common stock that will become available for future grant under the Company's Fourth Amended and Restated 2008 Stock Incentive Plan upon the Company's stockholders' approval of the plan at the 2014 annual meeting of stockholders to be held on May 22, 2014 (in addition to the approximately 79 thousand available under the Company's Current Plan). Such 894 thousand shares include approximately 325 thousand shares issuable upon exercise of options at a weighted average price of $6.39 per share and approximately 30 thousand restricted stock awards, each of which were approved by the Board of Directors of the Company and are subject to stockholder approval at the Company's 2014 annual meeting of stockholders.

Subject to any preferential rights of any preferred stock created by the Company's Board of Directors, as a holder of the Company's common stock you are entitled to such dividends as the Company's Board of Directors may declare from time to time out of funds that the Company can legally use to pay dividends. The holders of common stock possess exclusive voting rights, except to the extent the Company's Board of Directors specifies voting power for any preferred stock that may be issued in the future.

As a holder of the Company's common stock, you are entitled to one vote for each share of common stock and do not have any right to cumulative voting in the election of directors. Upon the Company's liquidation, dissolution or winding-up, you will be entitled to receive on a proportionate basis any assets remaining after provision for payment of creditors and after payment of any liquidation preferences to holders of preferred stock. Holders of the Company's common stock have no preemptive rights and no conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Company's common stock. All the outstanding shares of common stock are, and the shares offered by this prospectus, when issued and paid for, will be, validly issued, fully paid and nonassessable. The Company's common stock is quoted on The NASDAQ Global Market under the trading symbol “ANIP.”

Anti-Takeover Provisions

As a corporation organized under the laws of the State of Delaware, the Company is subject to Section 203 of the General Corporation Law of the State of Delaware, which restricts the Company's ability to enter into business combinations with an interested stockholder or a stockholder owning 15% or more of the Company's outstanding voting stock, or that stockholder's affiliates or associates, for a period of three years. These restrictions do not apply if:

•	before becoming an interested stockholder, the Company's Board of Directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;
•	upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced, subject to exceptions; or
•	on or after the date a stockholder becomes an interested stockholder, the business combination is both approved by the Company's Board of Directors and authorized at an annual or special meeting of the Company's stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Number of Directors; Removal

The Company's Bylaws provide that the Company's Board of Directors shall consist of at least one director and may consist of such larger number as may be determined, from time-to-time, by the Board of Directors. The Company's Bylaws provide that directors may be removed with or without cause by the affirmative vote of holders of a majority of the total voting power of all outstanding securities.

This provision and the Board of Directors' right to issue shares of the Company's preferred stock from time to time, in one or more classes or series without stockholder approval are intended to enhance the likelihood of continuity and stability in the composition of the policies formulated by the Company's Board of Directors. These provisions are also intended to discourage some tactics that may be used in proxy fights.

Transfer Agent and Registrar

The Transfer Agent and Registrar for the Company's common stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF WARRANTS

Outstanding Warrants

As of May 7, 2014, approximately 555 thousand shares of common stock were issuable upon the exercise of outstanding warrants, at a weighted average exercise price of $71.46.

As of May 7, 2014, the following warrants were outstanding:

•	warrants to purchase an aggregate of 73,333 shares of the Company's common stock at an exercise price of $90.00 per share issued to various institutional investors and the Company's placement agent in connection with the Company's registered direct offering completed on August 13, 2009;
•	warrants to purchase an aggregate of 144,508 shares of the Company's common stock at an exercise price of $74.88 per share issued to various institutional investors in connection with the registered direct offering completed on March 8, 2010;
•	warrants to purchase an aggregate of 5,780 shares of the Company's common stock at an exercise price of $77.76 per share issued to the Company's placement agent in connection with the Company's registered direct offering completed on March 8, 2010;
•	warrants to purchase an aggregate of 99,088 shares of the Company's common stock at an exercise price of $88.20 per share issued to various institutional investors in connection with the Company's registered direct offering completed on June 23, 2010;
•	warrants to purchase an aggregate of 5,945 shares of the Company's common stock at an exercise price of $94.68 per share issued to the Company's placement agent in connection with the Company's registered direct offering completed on June 23, 2010;
•	warrants to purchase an aggregate of 147,058 shares of the Company's common stock at an exercise price of $72.00 per share issued to various institutional investors in connection with the Company's registered direct offering completed on December 30, 2010;
•	warrants to purchase an aggregate of 8,823 shares of the Company's common stock at an exercise price of $76.50 per share issued to the Company's placement agent in connection with the Company's registered direct offering completed on December 30, 2010;
•	warrants to purchase an aggregate of 6,777 shares of the Company's common stock at an exercise price of $92.88 per share issued to the Company's placement agent in connection with the Company's registered direct offering completed on March 8, 2011; and
•	warrants to purchase an aggregate of 63,333 shares of the Company's common stock at an exercise price of $9.00, per share issued to various institutional investors in connection with the Company's registered direct offering on August 20, 2012.

The Company may issue, in one or more series, debt warrants to purchase debt securities, as well as equity warrants to purchase preferred stock or common stock. The warrants may be issued independently or together with any securities and may be attached to or separate from the securities. If the warrants are issued pursuant to warrant agreements, the Company will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. While the following the terms described below will apply generally to any warrants the Company may offer, the Company will describe the particular terms of any series of warrants in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement for a particular series of warrants may specify different or additional terms than those specified below.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered, the warrant agreement relating to the debt warrants and the debt warrant certificates representing the debt warrants, including the following:

•	the title of the debt warrants;
•	the aggregate number of the debt warrants;
•	the price or prices at which the debt warrants will be issued;
•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;
•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;
•	the principal amount of debt securities purchasable upon exercise of each debt warrant;
•	the date on which the right to exercise the debt warrants will commence, and the date on which this right will expire;
•	the maximum or minimum number of debt warrants which may be exercised at any time;
•	a discussion of any material federal income tax considerations; and
•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, by delivering the properly completed and duly executed warrant certificate and paying the required amount to the warrant agent in immediately available funds. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal of or any premium, if any, or interest on the debt securities purchasable upon exercise.

Equity Warrants

The applicable prospectus supplement will describe the following terms of equity warrants offered:

•	the title of the equity warrants;
•	the securities (i.e., preferred stock or common stock) for which the equity warrants are exercisable;
•	the price or prices at which the equity warrants will be issued;
•	if applicable, the designation and terms of the preferred stock or common stock with which the equity warrants are issued, and the number of equity warrants issued with each share of preferred stock or common stock; and
•	any other terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of equity warrants.

Holders of equity warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as stockholders with respect to any meeting of stockholders for the election of the Company's directors or any other matter, or to exercise any rights whatsoever as the Company's stockholders.

The exercise price payable and the number of shares of common stock or preferred stock purchasable upon the exercise of each equity warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of common stock or preferred stock or a stock split, reverse stock split, combination, subdivision or reclassification of common stock or preferred stock. In lieu of adjusting the number of shares of common stock or preferred stock purchasable upon exercise of each equity warrant, the

Company may elect to adjust the number of equity warrants. No adjustments in the number of shares purchasable upon exercise of the equity warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of equity warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the Company's property as an entirety or substantially as an entirety, the holder of each outstanding equity warrant shall have the right to the kind and amount of shares of stock and other securities and property, including cash, receivable by a holder of the number of shares of common stock or preferred stock into which the equity warrant was exercisable immediately prior to the transaction.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash such principal amount of securities or shares of stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, the Company will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Each warrant agent will act solely as the Company's agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by the Company under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants Under This Prospectus

None of the warrants described in this section have been listed for trading on any securities exchange. The number of shares issuable upon exercise of any of the warrants issued prior to June 1, 2012, as well as the exercise prices and any trading thresholds triggering optional redemption and redemption prices for such warrants, have been adjusted for the 1-for-6 reverse stock split that was made effective June 1, 2012 and the 1-for-6 reverse stock split that was made effective July 17, 2013.

As of May 7, 2014, warrants to purchase 133,328 shares of the Company's common stock have been exercised, at $9.00 per share.

Warrants Issued on August 13, 2009

On August 13, 2009, the Company issued warrants to purchase an aggregate of up to 73,333 shares of the Company's common stock to various institutional investors and the Company's placement agent in connection with the Company's registered direct offering. The warrants have an exercise price of $90.00. Warrants to purchase an aggregate of up to 6,667 shares of the Company's common stock expire on June 9, 2014. Warrants to purchase an aggregate of up to 66,666 shares of the Company's common stock expire on August 12, 2014.

Exercisability.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.9% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to increase or decrease this beneficial ownership limitation upon 61 days' prior notice. The beneficial ownership limitation, however, may not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

Manner of Exercise.  Holders of the warrants may exercise their warrants to purchase shares of the Company's common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. The Company provides certain buy-in rights to a holder if the Company fails to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the stock certificate is required by the warrant. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of the common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from the Company upon exercise of the warrant. In this event, the Company must:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder's purchase obligation was executed; and
•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder the number of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrants.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued is determined by a formula set forth in the warrant.

The shares of common stock issuable on exercise of the warrants must be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (i) the Company consolidates or merges with or into another corporation, (ii) the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, (iii) any purchase offer, tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of the Company's common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Company's outstanding common stock, (iv) the Company effects any reclassification or recapitalization of its common stock or any compulsory share exchange pursuant to which the Company's common stock is converted into or exchanged for other securities, cash or property, or (v) the Company consummates a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of the Company's common stock (each, a “Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of warrant shares then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity must assume the obligations under the warrant.

Certain Adjustments.  The exercise price is subject to certain adjustments set forth in the warrants, such as in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company's common stock.

Delivery of Certificates.  Upon the holder's exercise of a warrant, the Company must promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant. In addition, the Company must, if the holder provides the necessary information to the Company, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action.  The Company must provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if the Company takes a record of the holders of the Company's common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;
•	if the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any transaction that would be deemed a Fundamental Transaction; or
•	a voluntary dissolution, liquidation or winding up of the Company.

Additional Provisions.  The Company is not required to issue fractional shares upon the exercise of the warrants. Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of the Company's common stock, no holder of the warrants possesses any rights as a stockholder under those warrants until the holder exercises those warrants. Subject to applicable securities laws, the warrants may be transferred in accordance with the terms set forth in the warrants. Any term of the warrants may be amended or waived with the Company's written consent and the written consent of the holders of warrants at least equal to 67% of the Company's common stock issuable upon exercise of the warrants.

Warrants Issued on March 8, 2010

On March 8, 2010, the Company issued warrants to purchase an aggregate of up to 144,508 shares of the Company's common stock to various institutional investors in connection with the Company's registered direct offering. The warrants have an exercise price of $74.88 and an expiration date of September 8, 2015.

Exercisability.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to increase or decrease this beneficial ownership limitation upon 61 days' prior notice.

Manner of Exercise.  Holders of the warrants may exercise their warrants to purchase shares of the Company's common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. The Company provides certain buy-in rights to a holder if the Company fails to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the stock certificate is required by the warrant. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of the common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from the Company upon exercise of the warrant. In this event, the Company must:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder's purchase obligation was executed; and

•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder the number of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrants.

In addition, the warrants may be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the holder of such warrants is entitled to receive the Company's common stock determined according to the formula set forth in the warrant.

The shares of common stock issuable on exercise of the warrants must be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (i) the Company consolidates or merges with or into another corporation, (ii) the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, (iii) any purchase offer, tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of the Company's common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Company's outstanding common stock, (iv) the Company effects any reclassification or recapitalization of its common stock or any compulsory share exchange pursuant to which the Company's common stock is converted into or exchanged for other securities, cash or property, (v) the Company consummates a stock or share purchase agreement or other business combination with another person or entity whereby such other person or entity acquires more than 50% of the outstanding shares of the Company's common stock, or (vi) the liquidation, bankruptcy, insolvency, dissolution or winding-up (or the occurrence of any analogous proceeding) affecting the Company (each, a “Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of shares of the Company's common stock then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity must assume the obligations under the warrant.

Certain Adjustments.  The exercise price is subject to certain adjustments set forth in the warrants, such as in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company's common stock.

Delivery of Certificates.  Upon the holder's exercise of a warrant, the Company must promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant. In addition, the Company must, if the holder provides the necessary information to the Company, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action.  The Company must provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if the Company takes a record of the holders of the Company's common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;
•	if the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any transaction that would be deemed a Fundamental Transaction; or
•	a voluntary dissolution, liquidation or winding up of the Company.

Additional Provisions.  The Company is not required to issue fractional shares upon the exercise of the warrants. Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of the Company's common stock, no holder of the warrants possesses any rights as a stockholder under those warrants until the holder exercises those warrants. Subject to applicable securities laws, the warrants may be transferred in accordance with the terms set forth in the warrants. Any term of the warrants may be amended or waived with the Company's written consent and the written consent of the holders of warrants.

Warrants Issued on June 23, 2010 and December 30, 2010

On June 23, 2010, the Company issued warrants to purchase an aggregate of up to 99,088 shares of the Company's common stock to various institutional investors in connection with the Company's registered direct offering. The warrants have an exercise price of $88.20 and an expiration date of June 23, 2015.

On December 30, 2010, the Company issued warrants to purchase an aggregate of up to 147,058 shares of the Company's common stock to various institutional investors in connection with the Company's registered direct offering. The warrants have an exercise price of $72.00 and an expiration date of December 30, 2015.

Exercisability.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to increase or decrease this beneficial ownership limitation upon 61 days' prior notice. The beneficial ownership limitation, however, may not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

Manner of Exercise.  Holders of the warrants may exercise their warrants to purchase shares of the Company's common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. The Company provides certain buy-in rights to a holder if the Company fails to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the stock certificate is required by the warrant. The buy-in rights apply if after the third trading day on which delivery of the stock certificate is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of the common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from the Company upon exercise of the warrant. In this event, the Company must:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder's purchase obligation was executed; and
•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder the number of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrants.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued is determined by a formula set forth in the warrant.

The shares of common stock issuable on exercise of the warrants must be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (i) the Company consolidates or merges with or into another corporation, (ii) the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, (iii) any purchase offer, tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of the Company's common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Company's outstanding common stock, (iv) the Company effects any reclassification or recapitalization of its common stock or any compulsory share exchange pursuant to which the Company's common stock is converted into or exchanged for other securities, cash or property, or (v) the Company consummates a stock or share purchase agreement or other business combination with another person, entity or group of persons or entities whereby such other person, entity or group of persons or entities acquires more than 50% of the outstanding shares of the Company's common stock (each, a “Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of shares of the Company's common stock then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity must assume the obligations under the warrant.

Certain Adjustments.  The exercise price is subject to certain adjustments set forth in the warrants, such as in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company's common stock.

Delivery of Certificates.  Upon the holder's exercise of a warrant, the Company must promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant. In addition, the Company must, if the holder provides the necessary information to the Company, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action.  The Company must provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if the Company takes a record of the holders of the Company's common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;
•	if the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any transaction that would be deemed a Fundamental Transaction; or
•	a voluntary dissolution, liquidation or winding up of the Company.

Additional Provisions.  The Company is not required to issue fractional shares upon the exercise of the warrants. Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of the Company's common stock, no holder of the warrants possesses any rights as a stockholder under those warrants until the holder exercises those warrants. Subject to applicable securities laws, the warrants may be transferred in accordance with the terms set forth in the warrants. Any term of the warrants may be amended or waived with the Company's written consent and the written consent of the holders of warrants at least equal to 67% of the Company's common stock issuable upon exercise of the warrants.

Warrants Issued on August 20, 2012

On June 20, 2012, the Company issued warrants to purchase an aggregate of up to 196,661 shares of the Company's common stock to various institutional investors in connection with the Company's registered direct offering. The warrants have an exercise price of $9.00 and an expiration date of August 16, 2017.

Exercisability.  The number of warrant shares that may be acquired by any holder upon any exercise of the warrant is limited to the extent necessary to insure that, following such exercise (or other issuance), the total number of shares of common stock then beneficially owned by such holder and its affiliates and any other persons whose beneficial ownership of common stock would be aggregated with the holder's for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended, does not exceed 4.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise), or beneficial ownership limitation. The holder may elect to increase or decrease this beneficial ownership limitation upon 61 days' prior notice. The beneficial ownership limitation, however, may not exceed 9.99% of the total number of issued and outstanding shares of common stock (including for such purpose the shares of common stock issuable upon such exercise).

Manner of Exercise.   Holders of the warrants may exercise their warrants to purchase shares of the Company's common stock on or before the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the warrants, payment of the exercise price for the number of shares with respect to which the warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of common stock. The Company provides certain buy-in rights to a holder if the Company fails to deliver the shares of common stock underlying the warrants by the third trading day after the date on which delivery of the common stock is required by the warrant. The buy-in rights apply if after the third trading day on which delivery of the common stock is required by the warrant, the holder purchases (in an open market transaction or otherwise) shares of the common stock to deliver in satisfaction of a sale by the holder of the warrant shares that the holder anticipated receiving from the Company upon exercise of the warrant. In this event, the Company must:

•	pay in cash to the holder the amount equal to the excess (if any) of the buy-in price over the product of (A) such number of shares of common stock, times (B) the price at which the sell order giving rise to holder's purchase obligation was executed; and
•	at the election of holder, either (A) reinstate the portion of the warrant as to such number of shares of common stock, or (B) deliver to the holder the number of common stock that would have been issued had the Company timely complied with its exercise and delivery obligations under the warrants.

In addition, the warrant holders are entitled to a “cashless exercise” option if, at any time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of common stock underlying the warrants. This option entitles the warrant holders to elect to receive fewer shares of common stock without paying the cash exercise price. The number of shares to be issued is determined by a formula set forth in the warrant.

The shares of common stock issuable on exercise of the warrants must be, when issued and paid for in accordance with the warrants, duly authorized, validly issued and fully paid and non-assessable.

Fundamental Transaction.  If, at any time while the warrants are outstanding, (i) the Company consolidates or merges with or into another corporation, (ii) the Company sells, leases, licenses, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, (iii) any purchase offer, tender offer or exchange offer (whether by the Company or another individual or entity) is completed pursuant to which holders of the Company's common stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the Company's outstanding common stock, (iv) the Company effects any reclassification or recapitalization of its common stock or any compulsory share exchange pursuant to which the Company's common stock is converted into or exchanged for other securities, cash or property, or (v) the Company consummates a stock or share purchase agreement or other business combination with another person, entity or group of persons or entities whereby such other person, entity or group of persons or entities acquires more than 50% of the outstanding shares of the Company's common stock (each, a “Fundamental Transaction”), then upon any subsequent exercise of the warrants, the holders thereof have the right to receive the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of shares of the Company's common stock then issuable upon exercise of the warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to the Company or surviving entity must assume the obligations under the warrant.

Certain Adjustments.  The exercise price is subject to certain adjustments set forth in the warrants, such as in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company's common stock.

Subsequent Rights Offerings.  If the Company grants, issues or sells any common stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of the Company's common stock (the “Purchase Rights”), then the holders of warrants are entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder of warrants could have acquired if the holder of warrants had held the number of shares of the Company's common stock acquirable upon complete exercise of the warrants immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of the Company's common stock are determined for the grant, issue or sale of such Purchase Rights. To the extent that such holder's right to participate in any such Purchase Right would result in such holder exceeding the beneficial ownership limitation, then such holder cannot participate in such Purchase Right to such extent and such Purchase Right to such extent is held in abeyance for the such holder until such time, if ever, as its right thereto would not result in such exceeding the beneficial ownership limitation.

Pro Rata Distributions.  if the Company declares or makes any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of the Company's common stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then the holders of warrants are entitled to participate in such Distribution to the same extent that such holder would have participated therein if such holder had held the number of shares of the Company's common stock acquirable upon complete exercise of such holder's warrants immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of the Company's common stock are to be determined for the participation in such Distribution. To the extent that such holder's right in any such Distribution would result in such holder exceeding the beneficial ownership limitation, then such holder is not entitled to participate in such Distribution to such extent and the portion of such Distribution is held in abeyance for the benefit of such holder until such time, if ever, as its right thereto would not result in such holder exceeding the beneficial ownership limitation.

Delivery of Certificates.  Upon the holder's exercise of a warrant, the Company must promptly, but in no event later than three trading days after the exercise date, issue and deliver, or cause to be issued and delivered, a certificate for the shares of common stock issuable upon exercise of the warrant. In addition, the Company must, if the holder provides the necessary information to the Company, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit Withdrawal Agent Commission System (DWAC) or another established clearing corporation performing similar functions.

Notice of Corporate Action.  The Company must provide at least 20 days prior notice to holders of the warrants to provide them with the opportunity to exercise their warrants and hold common stock in order to participate in or vote on the following corporate events:

•	if the Company takes a record of the holders of the Company's common stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other right;
•	if the Company authorizes or approves, enters into any agreement contemplating, or solicits stockholder approval for any transaction that would be deemed a Fundamental Transaction; or
•	a voluntary dissolution, liquidation or winding up of the Company.

Additional Provisions.  The Company is not required to issue fractional shares upon the exercise of the warrants. Except as otherwise provided in the warrants or by virtue of such holder's ownership of shares of the Company's common stock, no holder of the warrants possesses any rights as a stockholder under those warrants until the holder exercises those warrants. Subject to applicable securities laws, the warrants may be transferred in accordance with the terms set forth in the warrants. Any term of the warrants may be amended or waived with the Company's written consent and the written consent of the holders of warrants at least equal to 67% of the Company's common stock issuable upon exercise of the warrants.

SELLING STOCKHOLDERS

This prospectus also relates to the possible sale from time to time of up to 3,500,000 shares of the Company's common stock by certain of its stockholders, who the Company refers to in this prospectus as the “selling stockholders.” The selling stockholders originally acquired the shares of the Company's common stock included in this prospectus in connection with the Merger on June 19, 2013.

Information about the selling stockholders will be set forth in an applicable prospectus supplement. The selling stockholders may from time to time offer and sell such securities pursuant to this prospectus and any applicable prospectus supplement. Some of the selling stockholders are affiliates of the Company.

An applicable prospectus supplement will set forth the name of each selling stockholder, the nature of any position, office, or other material relationship which any selling stockholder has had within the past three years with the Company or any of its predecessors or affiliates, if any, the amount of the Company's common stock owned by each selling stockholder prior to the offering, the amount of the Company's common stock which may be offered for each selling stockholder's account, and the amount and (if one percent or more) the percentage of the Company's common stock to be owned by each selling stockholder after completion of the offering.

The selling stockholders shall not sell any shares of the Company's common stock pursuant to this prospectus until the Company has identified such selling stockholders and the shares of the Company's common stock which may be offered for resale by such selling stockholders in a subsequent prospectus supplement. However, the selling stockholders may sell or transfer all or a portion of their shares of common stock pursuant to any available exemption from the registration requirements of the Securities Act.

PLAN OF DISTRIBUTION

The Company or the selling stockholders may sell the securities being offered by it in this prospectus pursuant to underwritten public offerings, negotiated transactions, block trades or any combination of such methods. The Company or the selling stockholders may sell the securities to or through underwriters, dealers, agents or directly to one or more purchasers. The Company and its agents reserve the right to accept and to reject in whole or in part any proposed purchase of securities. A prospectus supplement or post-effective amendment, which the Company will file each time the Company or the selling stockholders effect an offering of any securities, will provide the names of any underwriters, dealers or agents, if any, involved in the sale of such securities, and any applicable fees, commissions, or discounts to which such persons shall be entitled to in connection with such offering.

The Company, the selling stockholders and its agents, dealers and underwriters, as applicable, may sell the securities being offered by the Company in this prospectus from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices;
•	varying prices determined at the time of sale; or
•	negotiated prices.

The Company or the selling stockholders may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. The Company will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters' obligations in the applicable prospectus supplement or amendment.

The Company or the selling stockholders may solicit directly offers to purchase securities. The Company or the selling stockholders may also designate agents from time to time to solicit offers to purchase securities. Any agent that the Company or the selling stockholders designate, who may be deemed to be an underwriter as that term is defined in the Securities Act, may then resell such securities to the public at varying prices to be determined by such agent at the time of resale.

The Company or the selling stockholders may engage in at the market offerings of the Company's common stock. An at the market offering is an offering of the Company's common stock at other than a fixed price to or through a market maker. The Company shall name any underwriter that the Company engages for an at the market offering in a post-effective amendment to the registration statement containing this prospectus. The Company shall also describe any additional details of the Company's arrangement with such underwriter, including commissions or fees paid, or discounts offered, by the Company and whether such underwriter is acting as principal or agent, in the related prospectus supplement.

If the Company or the selling stockholders use underwriters to sell securities, the Company or the selling stockholders will enter into an underwriting agreement with the underwriters at the time of the sale to them, which agreement shall be filed as an exhibit to the related prospectus supplement. Underwriters may also receive commissions from purchasers of the securities. Underwriters may also use dealers to sell securities. In such an event, the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

Underwriters, dealers, agents and other persons may be entitled, under agreements that may be entered into with the Company or the selling stockholders, to indemnification by the Company or the selling stockholders against certain civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which they may be required to make in respect of such liabilities. Underwriters and agents may engage in transactions with, or perform services for, the Company in the ordinary course of business.

If so indicated in the applicable prospectus supplement, the Company or the selling stockholders may authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase the securities offered by the Company or the selling stockholders under this prospectus pursuant to contracts providing for payment and delivery on a future date or dates. The obligations of any purchaser under these contracts will be subject only to those conditions described in the applicable prospectus supplement, and the prospectus supplement will set forth the price to be paid for securities pursuant to those contracts and the commissions payable for solicitation of the contracts.

Any underwriter may engage in over-allotment, stabilizing and syndicate short covering transactions and penalty bids in accordance with Regulation M of the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions involve bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate short covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim selling concessions from dealers when the securities originally sold by such dealers are purchased in covering transactions to cover syndicate short positions. These transactions may cause the price of the securities sold in an offering to be higher than it would otherwise be. These transactions, if commenced, may be discontinued by the underwriters at any time.

The Company's common stock is quoted on The NASDAQ Global Market under the trading symbol “ANIP.” The other securities are not listed on any securities exchange or other stock market and, unless the Company states otherwise in the applicable prospectus supplement, the Company does not intend to apply for listing of the other securities on any securities exchange or other stock market. Any underwriters to whom the Company sells securities for public offering and sale may make a market in the securities that they purchase, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, the Company gives you no assurance as to the development or liquidity of any trading market for the securities.

The anticipated date of delivery of the securities offered hereby will be set forth in the applicable prospectus supplement relating to each offering.

In order to comply with certain state securities laws, if applicable, the securities may be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the securities may not be sold unless the securities have been registered or qualified for sale in such state or an exemption from regulation or qualification is available and is complied with. Sales of securities must also be made by the Company or the selling stockholders in compliance with all other applicable state securities laws and regulations.

The Company shall pay all expenses of the registration of the securities.

EXPERTS

The consolidated balance sheets of ANI Pharmaceuticals, Inc. and Subsidiary as of December 31, 2013 and 2012, and the related consolidated statements of operations, changes in stockholders' equity/(deficit), and cash flows for each of the years in the two-year period ended December 31, 2013, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference, in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

If and when the securities being registered hereunder are issued, the validity of such issuance will be passed upon for the Company by Dentons US LLP, New York, New York.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Many of the Company's SEC filings are also available to the public from the SEC's Website at “http://www.sec.gov.” The Company makes available free of charge its annual, quarterly and current reports, proxy statements and other information upon request. To request such materials, please contact Corporate Secretary at the following address or telephone number: ANI Pharmaceuticals, Inc., 210 Main Street West, Baudette, Minnesota 56623, Attention: Corporate Secretary; (218) 634-3591. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus.

The Company maintains its website at http://www.anipharmaceuticals.com. The Company's website and the information contained therein or connected thereto are not incorporated into this Registration Statement.

The Company has filed with the SEC a registration statement on Form S-3 under the Securities Act relating to the securities the Company is offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to the Company and the Company's securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, the Company refers you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the SEC, as described in the preceding paragraph.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” the information the Company files with them, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that the Company files later with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents filed with SEC listed below:

1.	The Company's Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2013, filed with the SEC on February 28, 2014 and March 3, 2014, respectively.
2.	The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, filed with the SEC on May 12, 2014.
3.	The Company's Current Reports on Form 8-K filed with the SEC on March 5, 2014 (excluding Exhibit 99.1 therein, which is not incorporated by reference herein) and April 4, 2014.

4.	The description of the Company's common stock contained in the Company's Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of July 17, 2013, Certificate of Amendment of the Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc., dated as of June 1, 2012, and Restated Certificate of Incorporation of BioSante Pharmaceuticals, Inc. dated as of October 14, 2009, filed as Exhibit 3.1 to ANI's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2013.

All reports and other documents subsequently filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the date of filing of such reports and documents. This prospectus also incorporates by reference any documents that the Company files with the SEC after the date that the initial registration statement is filed with the SEC and before the effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

$250,000,000

ANI Pharmaceuticals, Inc.

Debt Securities, Preferred Stock and Common Stock,
Debt Warrants and Equity Warrants

and

3,500,000 Shares of Common Stock Offered for Resale by Selling Stockholders

No dealer, salesperson or other person is authorized to provide you with information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. The Company and/or Selling Stockholders are offering to sell, and seeking offers to buy, only the securities of ANI Pharmaceuticals, Inc. covered by this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date, regardless of the time of delivery of this prospectus or of any sale of the shares.

June 14, 2014

ANI Pharmaceuticals, Inc.

$125,000,000

3.00% Convertible Senior Notes due 2019

Interest payable June 1 and December 1

Prospectus Supplement

Guggenheim Securities	Nomura

December 4, 2014